Exhibit 1.1

cbdonline

5 June 2002

Ms Kate Kidson

Senior Companies Advisor

Australian Stock Exchange Limited

Level 3, Stock Exchange Centre

530 Collins Street

Melbourne Vic 3000

Dear Ms Kidson

CBD Online Limited ("the Company")

As requested, please find enclosed a copy of the Company's Constitution.

If you have any queries on this matter, please feel free to contact me on 9623 6091.

Yours sincerely

/s/ Jeff Hanlon
Jeff Hanlon
Company Secretary

CBD Online Limited

ACN 010 966 793

Level 2, Rialto North Tower, 525 Collins Street Melbourne Victoria 3000 Australia
Telephone: +61 3 9623 6091 Facsimile: +61 3 9623 6099 email: info@cbdonline.com.au

Constitution

of

CBD ONLINELimited

ACN 010 966 793

(AS AMENDED 20 DECEMBER 2000)

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7.	Liens		13

	7.1	Company's lien for calls	13
	7.2	Payments by the Company on Member's behalf	13
	7.3	Recovery by Company of amount paid on Member's behalf	14
	7.4	Enforcement of liens by sale	14
	7.5	Application of proceeds of sale, other disposal or reissue	15
	7.6	Execution of transfer of Shares sold	15
	7.7	Transferee's title	15
	7.8	Exemption from lien	15
	7.9	Protection of lien	15
	7.10	Further powers regarding transfers	16

8.	Transfer of shares		16

	8.1	Forms of transfer	16
	8.2	CHESS transfers	16
	8.3	Registration process	16
	8.4	Directors to register transfers	17
	8.5	Refusal to register transfers other than Proper SCH Transfer	17
	8.6	Notice of refusal to register	17
	8.7	Retention of transfers by Company	17
	8.8	Powers of attorney	17
	8.9	No fees for registering transfers	17
	8.10	Restricted Securities	18
	8.11	Holding locks	18
	8.12	Options	18
	8.13	Proportional takeovers	18

9.	Transmission of shares		19

	9.1	Title to Shares of deceased Member and deceased joint holder	19
	9.2	Title to Shares on transmission event	19
	9.3	Rights of Transmittee	19

10.	Alteration of capital		20

	10.1	Converting shares	20
	10.2	Reductions of capital	20
	10.3	Power to buy-back Shares	20
	10.4	Cancelling Shares	20
	10.5	Disposal of less than Marketable Parcels	20

11.	Variation of class rights		20

	11.1	Consent or special resolution of Members in class	20
	11.2	Meetings of class Members	21
	11.3	No variation of rights of preference Shares	21

12.	Meetings of members		21

	12.1	Calling meetings of Members	21
	12.2	Annual general meetings	21
	12.3	Notice of Members' meetings	21
	12.4	Contents of notice	21
	12.5	Failure to give notice	22
	12.6	Notice of adjourned meeting	22
	12.7	Persons entitled to notice of meeting of Members	22
	12.8	Persons entitled to attend meetings of Members	22
	12.9	Postponement or cancellation of meeting	23
	12.10	Meeting of Members at more than one place	23

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13.	Proceedings at meetings of members		23

	13.1	Business of annual general meeting	23
	13.2	Special business	23
	13.3	Quorum	24
	13.4	Chairperson	24
	13.5	Voting: show of hands or poll	25
	13.6	Questions decided by majority	25
	13.7	Declaration by chairperson of resolution's result	25
	13.8	Conduct of poll	25
	13.9	Adjournment of meetings of Members	25
	13.10	General conduct of meetings	26

14.	Votes at meetings of members		26

	14.1	Number of votes	26
	14.2	Votes of incapacitated Member	27
	14.3	No vote if call unpaid or breach of Restriction Agreement	27
	14.4	Objections to qualification to vote	27
	14.5	Vote of joint holders	27
	14.6	Proxy not to vote if Member present	27
	14.7	When numerous proxies are present	28
	14.8	No vote if contrary to Corporations Law or Listing Rules	28

15.	Proxies and representatives		28

	15.1	Right to appoint proxy or attorney	28
	15.2	Form of proxy or attorney	29
	15.3	Directors or chairperson decide validity	29
	15.4	Authority conferred on proxy or attorney	29
	15.5	Deposit of power of attorney and proxy form before meeting	29
	15.6	Vote by proxy valid notwithstanding intervening event	30
	15.7	How proxy is to vote	30
	15.8	Only blank proxy forms to be sent out by Company	30
	15.9	Failure to name appointee	30
	15.10	Appointment of Representative by Corporation	31

16.	Directors: appointment and removal		31

	16.1	Number of Directors	31
	16.2	Limited ability of Directors to act during vacancies	31
	16.3	Director need not be Member	32
	16.4	Casual vacancies and additional Directors	32
	16.5	Appointment of Directors by general meeting	32
	16.6	Resignation of Directors	32
	16.7	Removal of Directors by general meeting	32
	16.8	Suspension of Director guilty of prejudicial behaviour	33
	16.9	Vacation of office of Director	33

17.	Retirement of directors		33

	17.1	Retirement of Directors at annual general meetings	33
	17.2	Each Director will retire at every third annual general meeting	33
	17.3	Order of retirement of Directors at annual general meetings	34
	17.4	Nomination of Directors for office	34

18.	Managing director and executive directors		34

	18.1	Appointment of Managing Director	34
	18.2	Removal, suspension, replacement of absent Managing Director	35
	18.3	Retirement of Managing Director	35
	18.4	Executive Director ceasing to be an employee	35
	18.5	Powers of Managing Director and Executive Directors	35

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19.	Powers of company and its directors		36

	19.1	Directors have powers of the Company	36
	19.2	Directors may exercise Company's power to borrow	36
	19.3	Directors may exercise power to give security	36
	19.4	Terms of Debentures	37
	19.5	Assignability of Debentures	37
	19.6	Commission on issue of Debentures	37
	19.7	Security from Company for Directors	37
	19.8	Directors may appoint attorney or agent	37
	19.9	Execution of negotiable instruments	37

20.	Remuneration of directors		38

	20.1	Remuneration of Non-Executive Directors	38
	20.2	Remuneration of Executive Directors	38
	20.3	Payments on retirement, loss of office or death of Director	38
	20.4	[No Heading]	38
	20.5	Interests in staff funds	39

21.	Directors' contracts with company		39

	21.1	Director may hold other office of profit	39
	21.2	Contract not avoided when Director interested	39
	21.3	When Director may vote	40
	21.4	Director may act in professional capacity	40
	21.5	Director may affix Seal notwithstanding interest	40
	21.6	Disclosure of interest	40
	21.7	Record of disclosures by Directors	41

22.	Proceedings of directors		41

	22.1	Meetings of Directors	41
	22.2	Quorum for meetings of Directors	41
	22.3	Calling meetings of Directors	41
	22.4	Notice of meetings of Directors	41
	22.5	Meetings by using Technology	42
	22.6	Votes at meetings of Directors	42
	22.7	Casting vote for chairperson of Directors	43
	22.8	Chairperson and deputy chairperson of Directors	43
	22.9	Committees of Directors	43
	22.10	Defects in appointment or qualifications of Director	44
	22.11	Written resolutions of Directors	44

23.	Alternate directors and associate directors		45

	23.1	Appointment and removal of Alternate Directors	45
	23.2	Notice of appointment or removal of Alternate Directors	45
	23.3	Rights and powers of Alternate Directors	45
	23.4	Remuneration of Alternate Directors	45
	23.5	Alternate Director is an Officer of Company	46
	23.6	Alternate goes when Appointer goes	46
	23.7	Form of appointment of Alternate Director	46
	23.8	Appointment and removal of Associate Directors	46
	23.9	Powers of Associate Directors	46

24.	Minutes		46

	24.1	Minutes of all proceedings to be kept	46
	24.2	Minutes to be signed by chairperson	47
	24.3	Minutes to be presumed accurate	47
	24.4	Inspection of minutes of meetings of Members	47

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25.	Secretary		47

	25.1	Appointment and removal of Secretary	47
	25.2	Acting Secretary	47

26.	Execution of documents		47

	26.1	Custody and use of Seal	47
	26.2	Execution with a Seal	47
	26.3	Execution without the Seal	48
	26.4	Share Seal	48
	26.5	Facsimile signature on certificates	48
	26.6	Effect of execution	48

27.	Reserve funds		48

	27.1	Establishment and purpose of reserve funds	48
	27.2	Power to invest reserve funds	49
	27.3	Profits may be carried forward without going to reserve	49

28.	Dividends		49

	28.1	Proportional distribution of profits	49
	28.2	Directors determine dividends	49
	28.3	No interest on dividends	50
	28.4	Payment of dividends with assets, shares or debentures	50
	28.5	Power of one joint holder to give receipt for dividends	51
	28.6	Method of payment of dividends	51
	28.7	Power to retain dividends on which there is a lien	51
	28.8	Retention of Transmittee dividends	51
	28.9	Effect on dividends of transfer of Shares	51
	28.10	Bonus share plans and dividend reinvestment plans	52
	28.11	Unclaimed dividends	52

29.	Capitalisation of profits		52

	29.1	Profits may be capitalised	52
	29.2	Proportionate distribution of amounts capitalised	52
	29.3	Determination of entitlements to distribution	53
	29.4	Settlement of disputes about distribution	53

30.	Accounts		53

	30.1	Company to keep accounts	53
	30.2	Financial report to be laid before annual general meeting	53
	30.3	Copy of accounts to be sent	53
	30.4	Accounts conclusive	53

31.	Auditors: appointment and removal		54

32.	Secrecy		54

	32.1	Members not entitled to discovery	54
	32.2	Officers of Company not to disclose information	54

33.	Notices		54

	33.1	Method of service of notices	54
	33.2	Notices to overseas members without Australian address	55
	33.3	Notices to joint holders	55
	33.4	Notice by advertisement	55
	33.5	Time of service by post	55
	33.6	Time of service by facsimile transmission	55
	33,7	Service when Member dead or bankrupt	55
	33.8	Unregistered transferees bound by notices	56

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	33.9	Signatures on notices	56
	33.10	Calculation of notice period	56

34.	Winding up		56

	34.1	Distributions	56
	34.2	Vesting of property in trustees for contributories	56
	34.3	Encumbered property: Member not compelled to accept	56

35.	Indemnities and insurance		57

	35.1	Indemnity against liabilities	57
	35.2	Indemnity for costs and expenses	57
	35.3	Insurance	57

Schedule 1			58

Unmarketable Parcel of Shares			58

Schedule 2			61

Plebiscite to Approve Proportional Takeover Scheme			61

Schedule 3			62

Preference Shares			62

vi

Corporations Law

A Company Limited by Shares

CONSTITUTION

of

CBD ONLINE LIMITED
ACN 010 966 793

(as amended 20December ,2000)

1.	Definitions and interpretation

1.1	Definitions

In this Constitution:

"Address" means:

(a)	in the case of a Member, the address of the Member in the Register;

(b)	in the case of a Director, an Alternate Director or the auditors of the Company, such address of that person derived from information that is available to the public from the Australian Securities and Investments Commission;

(c)	in the case of ASX, such address as provided by the Listing Rules; or

(d)	in the case of any Recipient, such address (if any), whether within or outside the Jurisdiction, as notified in writing to the Company by the Recipient for the purpose of serving notice on that Recipient.

"Alternate Director" means a person for the time being holding office as an alternate director of the Company under Article 23.1.

"Appointer" means in respect of an Alternate Director the Director who appointed the Alternate Director under Article 23.1.

"Associate Director" means a person for the time being holding office as an associate director of the Company under Article 23.8.

"ASX" means Australian Stock Exchange Limited or any successor body.

"Business Day" has the meaning given in the Listing Rules if the Company is Listed, and otherwise means a day which is not a Saturday, Sunday or public holiday in the Jurisdiction.

"Certificate" means a certificate in respect of Shares.

"CHESS", "CHESS Subregister", and "CHESS Approved" have the meaning given in the SCH Business Rules.

"Company" means the company named above whatever its name may be from time to time.

"Corporations Law" has the meaning given to that term by Part 3 of the Corporations (Victoria) Act 1990, to the extent to which it applies to the Company.

"Corporation" means any body corporate, whether formed or incorporated within or out side the Jurisdiction.

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"Debenture" means a debenture, debenture stock (perpetual, redeemable or otherwise), bond, note, charge, bill of sale, other security or debt instrument.

"Director" means a director for the time being of the Company.

"Dispose" has the meaning given in the Listing Rules.

"Eligible Member" means, in relation to a meeting of Members, any person who is or was the registered holder of a Share at the time prescribed for this purpose under Article 12.4(f) in the notice convening the meeting.

"Eligible Voter" means, in relation to a meeting of Members:

(a)	an Eligible Member;

(b)	a proxy of an Eligible Member;

(c)	an attorney of an Eligible Member; or

(d)	the Representative of an Eligible Member.

"Executive Director" means a Director who is an employee (whether full-time or part-time) of the Company or of any related body corporate of the Company.

"Group Company" means the Company or a subsidiary of the Company.

"Jurisdiction" means Victoria.

"Listed" means having been admitted to the official list of ASX and at the relevant time still being so admitted.

"Listing Rules" means the listing rules of ASX as amended or replaced from time to time, except to the extent of any express written waiver by ASX in their application to the Company.

"Marketable Parcel" has the meaning given in the Listing Rules.

"Managing Director" means a person holding office as a managing director of the Company under Article 18.1.

"Member" means a person whose name is entered in the Register as the holder of a Share.

"Non-Executive Directors" means all Directors other than Executive Directors.

"Office" means the registered office for the time being of the Company.

"Officer" has the meaning given in:

(a)	section 241(4) of the Corporations Law, in the case of Article 35; and

(b)	section 82A of the Corporations Law, in all other cases.

"Option" means an option over an unissued Share.

"Paid Up" includes credited as paid up.

"Personal Representative" means, in relation to a deceased person, the legal personal representative, executor or administrator of that person's estate.

"Prescribed Notice" means, in relation to a meeting, the Prescribed Period or such shorter period of notice allowed under the Corporations Law.

2

"Prescribed Period" means 28 days.

"Prescribed Rate" means 15% per annum or such other rate as the Directors may determine from time to time.

"Proceedings" means, in relation to a person, any proceedings (whether civil or criminal) in which it is alleged that the person has done or omitted to do some act, matter or thing:

(a)	in his or her capacity as an Officer of a Group Company; or

(b)	in the course of acting in connection with the affairs of a Group Company; or

(c)	otherwise arising out of the person holding office as an Officer of a Group Company,

including proceedings alleging that he or she was guilty of negligence, default, breach of trust or breach of duty in relation to a Group Company.

"Proper SCH Transfer" has the meaning given in section 9 of the Corporations Law.

"Recipient" means a Member or other person receiving notice under this Constitution.

"Record Date" has the meaning given in the Listing Rules.

"Register" means the register of Members kept under the Corporations Law and, where appropriate, includes:

(a)	a sub-register conducted by or for the Company pursuant to the Corporations Law, Listing Rules or SCH Business Rules; and

(b)	any branch register.

"Relevant Director" means, in relation to an annual general meeting, a Director, but excludes:

(a)	the Managing Director who, under Article 18.3, is not subject to retirement under Article 17.1; and

(b)	a Director retiring in accordance with Article 16.4(b).

"Representative" means a person appointed under Article 15.10 or under section 250D of the Corporations Law.

"Restricted Securities" has the meaning given in the Listing Rules.

"Restriction Agreement" means, in relation to a Security, the restriction agreement entered into by the Company under the Listing Rules in respect of that Security.

"SCH" has the meaning given in the SCH Business Rules.

"SCH Business Rules" has the meaning given in section 9 of the Corporations Law.

"Seal" means the common seal of the Company (if any), and as the context allows, includes a Share Seal.

"Secretary" means the secretary for the time being of the Company, and if there are joint secretaries, any one or more of such joint secretaries.

"Security" has the meaning given in the Listing Rules.

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"Share" means a share in the capital of the Company.

"Share Seal" means a duplicate of the common seal of the Company with the addition on its face of the words "Share Seal" or "Certificate Seal".

"Technology" includes radio, telephone, closed circuit television or other electronic means or telecommunications device for audio or audio-visual communication.

"Transmittee" means a person entitled to a Share because of:

(a)	the death, bankruptcy or mental incapacity of a Member; or

(b)	a Member being subject to a Vesting Event.

"Vesting Event" means in relation to a Share of a Member, the vesting in, or transfer (not being a transfer of a Share in accordance with Article 8) to, a person (other than that Member) of that Share pursuant to:

(a)	any legislation, statute, ordinance, code or other law;

(b)	any order of a court of competent jurisdiction; or

(c)	any other method by which securities (as defined in the Corporations Law) may vest in, or be transferred to, a person without that person becoming a Member.

1.2	Interpretation

In this Constitution:

(a)	headings are for convenience only and do not affect meaning;

and unless the contrary intention appears:

(b)	words importing the singular number include the plural number and vice versa;

(c)	words importing any gender include all other genders;

(d)	a reference to a person includes a corporation, a partnership, a body corporate, an unincorporated association and a statutory authority;

(e)	where any word or phrase is given a defined meaning any other part of speech or grammatical form in respect of that word or phrase has a corresponding meaning;

(f)	a reference to an Article or a Schedule is to an article or a schedule of this Constitution and a reference in a Schedule to a paragraph is to a paragraph of that Schedule;

(8)	any Schedule is part of this Constitution;

(h)	a reference to this Constitution is to this Constitution (and where applicable any of its provisions) as amended, supplemented or replaced from time to time;

(i)	a reference to any legislation or to any section or provision thereof includes any statutory modification, amendment or re-enactment or any statutory provision substituted for it;

(j)	a reference to a meeting of Members includes a meeting of any class of Members; and

(k)	any power, right, discretion or authority conferred upon any person or people under this Constitution may be exercised at any time and from time to time.

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1.3	Application of Corporations Law

Except so far as a contrary intention appears anywhere in this Constitution:

(a)	section 110B of the Corporations Law is to operate to apply provisions of the Corporations Law in the interpretation of this Constitution so far as they can apply and with such changes as are necessary as if this Constitution were an instrument made under the Corporations Law, but is not to so apply sections 105, 109D, 109X and 109Y of the Corporations Law;

(b)	an expression used in a particular Part or Division of the Corporations Law which is given a special meaning by any provision of that Part or Division for the purposes of the whole or any part of that Part or Division has, in any provision of this Constitution which deals with a matter dealt with by the whole or any part of that Part or Division the same meaning as in that Part or Division;

(c)	an expression which is given a general meaning by any provision of the Corporations Law has the same meaning in this Constitution; and

(d)	section 110C of the Corporations Law (which deals amongst other things with severance of invalid provisions) applies in the interpretation and operation of this Constitution as if it was an instrument made under the Corporations Law.

1.4	Application while Listed

(a)	A reference to the Listing Rules, the SCH Business Rules or ASX in this Constitution has effect if, and only if, at the relevant time the Company is Listed.

(b)	For the purposes of this Constitution, if the provisions of:

(i)	the Corporations Law and the Listing Rules; or

(ii)	the Corporations Law and the SCH Business Rules,

conflict on the same matter, the provisions of the Corporations Law prevail.

1.5	Replaceable rules

Each of the provisions of the sections or sub-sections of the Corporations Law which would but for this Article 1.5 apply to the Company as a replaceable rule in accordance with section 135(1) of the Corporations Law is displaced and does not apply to the Company.

2.	Shares

2.1	Control of Directors

The unissued Shares and all Options are under the control of the Directors who, subject to:

(a)	the Corporations Law;

(b)	the Listing Rules; and

(c)	any rights for the time being attached to any special class of Shares,

may, on behalf of the Company:

5

(d)	allot, issue or otherwise dispose of those unissued Shares to such persons, on such terms and conditions, at such times, with such preferred, deferred, qualified or other rights or restrictions (including the right to have any amounts payable to the holder, whether by way of or on account of dividends, repayment of capital or participation in surplus assets or profits of the Company paid in the currency of a country other than Australia), and for such consideration as the Directors think fit; and

(e)	grant Options on such terms and conditions, at such times and for such consideration as the Directors think fit.

2.2	Issues of Securities to related parties

Notwithstanding anything contained in this Constitution to the contrary, the Company will not issue Securities to a related party (as defined in the Listing Rules) of the Company to the extent that the Company doing so would contravene the Listing Rules or the Corporations Law.

2.3	Preference Shares

(a)	The Company may issue any Shares as preference Shares including:

(i)	preference Shares which are liable to be redeemed in a manner permitted by the Corporations Law.

(b)	Holders of preference Shares have the same rights as holders of ordinary Shares in relation to receiving notices, reports and audited accounts, and attending meetings of Members.

(c)	A holder of a preference Share only has the right to vote:

(i)	during a period during which a dividend (or part of a dividend) in respect of the Share is in arrears;

(ii)	on a proposal to reduce the share capital of the Company;

(iii)	on a resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole of the property, business and undertaking of the Company; and

(vii)	during the winding up of the Company.

2.4	Applications for Shares

Where the Company receives an application for a Share signed by or on behalf of the applicant and the Company allots a Share to the applicant as a consequence of that application, the application is to be treated as:

(a)	an agreement by the applicant to accept that Share subject to the terms and conditions on which the Share is allotted;

(b)	a request by the applicant for the Company to enter the applicant's name in the Register in respect of that Share; and

(c)	an agreement by the applicant to become a Member and, subject to the Corporations Law, to be bound by this Constitution on being registered as the holder of that Share.

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2.5	Brokerage and commission on subscriptions for unissued Shares

(a)	The Company may pay brokerage or commission to a person in respect of that person or another person agreeing to subscribe for unissued Shares.

(b)	Payments by way of brokerage or commission may be satisfied by the payment of cash, by the allotment of fully or partly paid Shares or partly by the payment of cash and partly by the allotment of fully or partly paid Shares.

3.	Share holding statements and certificates

3.1	Uncertificated holdings and holding statements

(a)	Notwithstanding any other provision of this Constitution, the Directors may determine:

(i)	not to issue Certificates; or

(ii)	to cancel existing Certificates without issuing any replacement Certificates,

where such practice is not contrary to the Corporations Law, the Listing Rules and the SCH Business Rules.

(b)	Where the Directors have made a determination, a Member will be entitled to receive statements of the holdings of Shares of the Member as the Company is required to give pursuant to the Corporations Law, the Listing Rules and the SCH Business Rules.

3.2	Members entitlement to Certificates

Subject to Article 3.1:

(a)	every Member will be entitled to one Certificate, or to several Certificates in reasonable denominations, in respect of each class of Shares registered in the Member's name; and

(b)	the Company will despatch Certificates to Members in accordance with the requirements of the Corporations Law, the Listing Rules and the SCH Business Rules.

3.3	Issuing of Certificates

(a)	Any Certificates will:

(i)	be uniquely numbered;

(ii)	contain such information as required by the Corporations Law and the Listing Rules; and

(iii)	be executed in a manner permitted under the Corporations Law and the Listing Rules as the Directors may determine.

(b)	Subject to Article 3.4(c), the Company will not charge a fee for issuing Certificates.

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3.4	Duplicate Certificates

(a)	If any Certificate is worn out or defaced, then on production of it to the Directors, the Directors may order it to be cancelled and the Company may issue a duplicate of it.

(b)	If any Certificate is lost or destroyed, then on application by the Member in accordance with the Corporations Law, the Company will issue a duplicate of it if required by the Corporations Law.

(c)	The Company will issue any duplicate Certificate under this Article 3.4:

(i)	on the conditions set out in the Corporations Law and the Listing Rules; and

(ii)	subject to the Listing Rules, on payment of a fee (not exceeding that prescribed in the Corporations Law) as the Directors determine.

3.5	Certificates of joint holders

(a)	The number of Certificates issued in respect of Shares held jointly by 2 or more persons will be the same number which would be issued for those Shares if those Shares were held by one person.

(b)	Delivery of a certificate for a Share to any one of several joint holders named in the Register in relation to that Share is deemed to be delivery to all the joint holders.

3.6	Options

This Article 3 applies, with necessary alterations, to Options and other Securities to the extent required by the Corporations Law, Listing Rules or SCH Business Rules.

4.	Register

4.1	Registered holder absolute owner

Except as required by law, the SCH Business Rules or as otherwise required by this Constitution, the Company:

(a)	is entitled to treat the registered holder of any Share as the absolute owner of that Share; and

(b)	is not bound to recognise any equitable or other claim to, or interest in, that Share on the part of any other person, whether or not the Company has notice of that claim or interest.

4.2	Transferor is holder until transfer registered

A transferor of Shares remains the registered holder of the Shares transferred until the earlier of:

(a)	a Proper SCH Transfer for those Shares has taken effect in accordance with SCH Business Rules; or

(b)	the transfer for those Shares is registered and the name of the transferee is entered in the Register in respect of them.

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4.3	Non-closure and audit of Register

(a)	The Company will not close the Register in contravention of the Listing Rules or the SCH Business Rules.

(b)	While the Company is Listed, the Register will be audited at such intervals, by such person and in such manner as required by the Listing Rules and the SCH Business Rules.

4.4	Branch registers

(a)	Subject to the Corporations raw and this Constitution, the Directors may, on behalf of the Company, keep a branch register of Members at a place outside Australia and may comply with the requirements of any law applying in the place where the branch register is kept.

(b)	Subject to the Corporations Law, the Listing Rules and the SCH Business Rules, the Directors may make provision for the transfer of Shares between the Register and any branch register of Members.

4.5	Subregisters

(a)	If the Securities of the Company are CHESS Approved, the Company must:

(i)	authorise SCH as its agent to establish and administer a CHESS Subregister; and

(ii)	where the Listing Rules and SCH Business Rules require, establish and administer an issuer sponsored subregister (as defined in the Listing Rules), for those Securities in accordance with the Corporations Law, the Listing Rules and the SCH Business Rules.

(b)	The Company will not provide for a certificated subregister (as defined in the Listing Rules) in contravention of the Listing Rules.

(c)	The Company will comply with all obligations imposed on the Company under the Listing Rules and the SCH Business Rules in respect of conversions of Securities of the Company from one subregister of the Register to another subregister of the Register.

5.	Calls on shares

5.1	Directors' power to make calls

Subject to the Corporations Law and the Listing Rules, the Directors may, on behalf of the Company:

(a)	make such calls on the Members as the Directors think fit in respect of all or any part of the amount unpaid on Shares held by the Members, unless the conditions of issue of the Shares make that money payable at fixed times; and

(b)	differentiate between the Members as to the amounts of calls to be paid on Shares and as to the times for payment of those calls.

5.2	Notice of call

(a)	Notices of any calls given by the Company must specify the amount of the call, the time and place of payment, the person to whom that call must be paid, and such other information as may be required by the Listing Rules.

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(b)	The Company will give Members such notice of any call as may be required by the Listing Rules.

(c)	The non-receipt of a notice of any call or the accidental omission to give notice of any call to any of the Members will not invalidate the call.

5.3	Terms and time of calls

(a)	Subject to the Listing Rules and the conditions issue of a Share, a call may be made payable by instalments.

(b)	Subject to the Listing Rules, the Directors may revoke or postpone any call.

(c)	A call is deemed to have been made when the Directors resolve to make the call.

5.4	Payment of calls

(a)	Subject to Article 5.4(b), each Member must pay the amount of every call so made on the Member to the persons and at the times and places specified in the notice of the call.

(b)	If, by the terms of issue of any Share or otherwise, any amount unpaid on that Share is made payable at any fixed time or by instalments at fixed times, every such amount or instalment will be payable as if it were a call duly made by the Directors.

(c)	In this Constitution, a reference to a call includes an amount unpaid on Shares referred to in Article 5.4(b).

5.5	Interest on unpaid calls

(a)	If the sum payable in respect of any call is not paid on or before the date appointed for its payment, the holder for the time being of the Share in respect of which the call has been made will pay interest at the Prescribed Rate on the sum payable from the date appointed for payment to the time of the actual payment.

(b)	The Directors may waive payment of interest under Article 5.5(a) in whole or in part.

5.6	Liability of joint holders for calls

The joint holders of a Share are jointly and severally liable for the payment of all calls due in respect of that Share.

5.7	Proof of liability for calls

On the trial or hearing of any action for the recovery of any money due for any call:

(a)	proof that:

(i)	the name of the Member sued is entered in the Register as the holder or one of the holders of the Shares in respect of the call; and

(ii)	subject to Article 5.4(b), the resolution making the call is duly recorded in the minute book and notice of the call was duly given to the Member sued, will be conclusive evidence of the debt due in respect of a call; and

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(b)	it will not be necessary to prove the appointment of the Directors who made the call or any other matter.

5.8	Payment of calls in advance

(a)	The Company may accept from any Member an amount representing all or any part of the amount unpaid on the Shares held by the Member beyond the amount actually called for.

(b)	The Company may pay interest on any advance payment pursuant to Article 5.8(a) to the extent that the amount paid for the time being exceeds the amount of the calls made on the Shares in respect of which the advance payment is made. The interest rate is to be agreed between the Directors and the Member who makes the advance payment.

(c)	The amount paid in advance pursuant to Article 5.8(a) will not confer a right to participate in a dividend determined to be paid or otherwise to participate in profits of the Company for the period before the date when the amount advanced would, but for such payment, have become payable.

(d)	The Directors may repay the amount advanced pursuant to Article 5.8(a) on giving to the Member at least 14 days' notice in writing.

6.	Forfeiture

6.1	Notice to pay calls and interest

If any Member does not pay any call on or before the date for its payment, the Directors may, at any time after that date while any part of the call remains unpaid, serve a notice on that Member requiring the Member to pay the call together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of the non-payment.

6.2	Form of notice to pay calls and interest

A notice under Article 6.1 must:

(a)	specify a date being not less than 10 Business Days from the date of the notice and a place or places on and at which the call, interest, and expenses are to be paid; and

(b)	state that if payment is not made at or before the time and at the place appointed, the Shares in respect of which the call was made will be liable to be forfeited.

6.3	Failure to comply with notice

(a)	If the requirements of any notice under Article 6.1 are not complied with, the Directors may by resolution, at any time after the date specified in the notice but before payment of all calls, interest and expenses due in respect of the Shares the subject of the notice, forfeit all or any of those Shares.

(b)	Forfeiture will include all dividends determined to be paid in respect of the forfeited Shares and not actually paid before the forfeiture.

(c)	Forfeiture of Shares held on the CHESS Subregister must comply with the SCH Business Rules.

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6.4	Notice of forfeiture

(a)	When any Share has been forfeited, the Company must:

(i)	give notice of the forfeiture to the Member in whose name it stood immediately before the forfeiture; and

(ii)	make an entry of the forfeiture with the date of forfeiture in the Register.

(b)	Failure by the Company to give notice or to make an entry as specified in Article 6.4(a) will not invalidate the forfeiture in any way.

6.5	Sale or reissue of forfeited Shares

Subject to the Listing Rules, the Directors may on behalf of the Company sell, otherwise dispose of or reissue a Share which has been forfeited on such terms and in such manner as the Directors think fit and, in the case of reissue, with or without any money paid on the Share by any former holder being credited as paid up.

6.6	Cancellation of forfeiture

Where any Share has been forfeited, the Directors may on behalf of the Company, at any time before a sale, disposition or reissue of the Share, cancel the forfeiture on such terms as the Directors think fit.

6.7	Company may receive consideration

Subject to Article 7.5, the Company may receive the consideration (if any) given for a forfeited Share on any sale, disposition or reissue of the Share.

6.8	Previous holder's position

(a)	Any Member whose Shares have been forfeited ceases to be a Member in respect of the forfeited Shares.

(b)	Notwithstanding Article 6.8(a) but subject to Article 6.8(c), a Member whose Shares have been forfeited remains liable to pay to the Company, all calls, interest and expenses owing on or in respect of those Shares at the time of forfeiture, together with interest on such amounts from the time of forfeiture until payment at the Prescribed Rate.

(c)	Subject to the Listing Rules, the Directors may, on behalf of the Company:

(i)	enforce the payment of all or any part of the amounts referred to in Article 6.8(b) if the Directors think fit but are not under any obligation so to do; or

(ii)	release a Member from the liability to pay any amount referred to in Article 6.8(b).

6.9	Proof of due forfeiture

A certificate in writing from the Company signed by 2 Directors or one Director and the Secretary that:

(a)	a call in respect of any Shares was made;

(b)	notice of the call was served;

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(c)	default in payment of the call was made; and

(d)	forfeiture of the Shares was made by resolution of the Directors to that effect, will be sufficient evidence of:

(e)	the facts stated in such certificate as against all persons claiming to be entitled to those Shares; and

(f)	the right and title of the Company to dispose of them.

7.	Liens

7.1	Company's lien for calls

(a)	The Company has a first and paramount lien on:

(i)	the specific Shares registered in the name of the Member, whether solely or jointly with others;

(ii)	the proceeds of sale of those Shares; and

(iii)	all dividends from time to time determined to be payable in respect of those Shares,

for:

(iv)	each unpaid call or instalment which is due but unpaid on those Shares;

(v)	all amounts which the Company is required by law to pay, and has paid, in respect of those Shares or the forfeiture or sale of those Shares; and

(vi)	reasonable interest and expenses incurred by the Company because any of the abovementioned amounts is not paid by the holder of those Shares.

(b)	Unless otherwise agreed, the registration of a transfer of a Share will operate as a waiver of the Company's lien (if any) on that Share.

7.2	Payments by the Company on Member's behalf

If any law of any country, state or place imposes or purports to impose any immediate or future liability upon the Company to make any payment or empowers any government or taxing authority or governmental official to require the Company to make any payment:

(a)	in respect of Shares held solely or jointly;

(b)	in respect of a transfer or transmission of Shares by a Member;

(c)	in respect of dividends, bonuses or other money due or payable or which may become due and payable to a Member; or

(d)	otherwise for or on account of or in respect of a Member;

whether as a consequence of:

(e)	the death of that Member;

(f)	the non-payment of any income tax, capital gains tax, wealth tax or other tax by that Member or the Personal Representative of that Member;

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(g)	the non-payment of any estate, probate, succession, death, stamp or other duty by that Member or the Personal Representative of that Member; or

(h)	any other act or thing;

then, in addition to any right or remedy that law may confer on the Company:

(i)	the Member or, if the Member is deceased, the Member's Personal Representative, will:

(i)	fully indemnify the Company against that liability;

(ii)	reimburse the Company for any payment made under or as a consequence of that law immediately on demand by the Company; and

(iii)	pay interest from the date the Company makes a payment under or as a consequence of that law until the date the Company is reimbursed for that payment at such rate (not exceeding any rate prescribed by or under the Corporations Law) as the Directors determine;

(j)	the Company may recover, as a debt due from that Member or from that Member's Personal Representative, any money payable to the Company under this Article 7.2; and

(k)	except in the case of a Proper SCH Transfer and subject to the Listing Rules, the Company may refuse to register a transfer of any Shares by that Member or that Member's Personal Representative until all money payable to the Company under this Article 7.2 has been paid.

7.3	Recovery by Company of amount paid on Member's behalf

Subject to the Listing Rules, all amounts paid or to be paid under Article 7 may be:

(a)	deducted by the Company from any money payable by the Company to that Member or that Member's Personal Representative (as the case may be) in respect of those Shares; or

(b)	recovered by the Company by action or otherwise from the Member or the Member's Personal Representative (as the case may be).

7.4	Enforcement of liens by sale

(a)	Subject to this Article 7.4, for the purpose of enforcing any lien, the Directors may, on behalf of the Company, sell the Shares subject to the lien in such manner as the Directors think fit.

(b)	Subject to Article 7.2, no sale of Shares subject to a lien will be made until:

(i)	notice in writing of the intention to sell has been served on the Member or the Member's Personal Representative (as the case may be); and

(ii)	the Member or the Member's Personal Representative has defaulted in the payment, fulfilment or discharge of the debts or liabilities giving rise to the lien for 10 Business Days after service of that notice.

(c)	Any notice under this Article must comply with the Listing Rules and the SCH Business Rules.

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7.5	Application of proceeds of sale, other disposal or reissue

(a)	The proceeds of any sale, other disposal or reissue of any Shares pursuant to Article 6 or this Article 7 will be applied in payment of:

(i)	first, the expenses of the sale, other disposal or reissue;

(ii)	second, any expenses necessarily incurred in respect of the forfeiture, enforcement of a lien on the sale, other disposal or reissue; and

(iii)	third, the calls, interest, expenses, money paid or liabilities due and unpaid,

and the residue (if any) will be held on trust by the Company until paid to the Member or the Member's Personal Representative or assigns (as the case requires) or as that person directs in writing.

(b)	The Company will so pay the residue (if any) referred to in Article 7.5(a) within 5 Business Days of the Company receiving the Certificate (if any) that relates to the forfeited Shares or such other satisfactory evidence as the Company may require relating to ownership of the forfeited Shares.

7.6	Execution of transfer of Shares sold

On any sale or other disposal after forfeiture under Article 6, or on enforcing a lien in purported exercise of the powers in this Article 7, the Directors may:

(a)	appoint a person to effect a transfer of the Shares sold or otherwise disposed of, and that person will have authority to do all things as may be necessary or appropriate for it to do to effect the transfer; and

(b)	cause the transferee's name to be entered in the Register in respect of the Shares sold or otherwise disposed of.

7.7	Transferee's title

(a)	The title of the transferee to the Shares sold under Article 6 or this Article 7 is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Share.

(b)	The transferee of Shares sold under Article 6 or this Article 7 is not bound to determine the regularity of the proceedings or the application of the purchase money (if any) and, after the transferee's name has been entered in the Register in respect of those Shares, the validity of the sale or other disposal will not be impeached by any person.

(c)	The remedy of any person aggrieved by a sale or other disposal of Shares under Article 6 or this Article 7 will be in damages only and against the Company exclusively.

7.8	Exemption from lien

The Directors, on behalf of the Company, may at any time exempt any Share wholly or in part from the provisions of this Article 7.

7.9	Protection of lien

The Company may do all such things as may be necessary or appropriate for it to do under the Listing Rules and the SCH Business Rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

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7.10	Further powers regarding transfers

Following the sale of any Shares after forfeiture or for enforcing a lien, charge or right to which the Company is entitled under any law or under this Constitution, the Company may do all things necessary or desirable for it to do under the SCH Business Rules in relation to a transfer effected by a Proper SCH Transfer.

8.	Transfer of shares

8.1	Forms of transfer

Subject to this Constitution, a Member may transfer any Shares the Member holds by:

(a)	a Proper SCH Transfer or any other method of transferring or dealing in shares introduced by the ASX or operated in accordance with the SCH Business Rules or Listing Rules and, in any such case, recognised under the Corporations Law; or

(b)	a written instrument of transfer in any usual form or in any other folin approved by either the Directors or the ASX, that is otherwise permitted by law.

8.2	CHESS transfers

(A)	The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Law, the Listing Rules and the SCH Business Rules to facilitate involvement by the Company in any system established or recognised by the Corporations Law and the Listing Rules or the SCH Business Rules in respect of transfers of, or dealings, in marketable securities.

(b)	The Company will comply with all obligations imposed on the Company under the Corporations Law, the Listing Rules and the SCH Business Rules in respect of a Proper SCH Transfer or any other transfer of Shares.

(c)	Notwithstanding any other provision in this Constitution, the Company will not prevent, delay or interfere with the generation of, or registration of, a Proper SCH Transfer except as expressly permitted by the Corporations Law, the Listing Rules or the SCH Business Rules.

8.3	Registration process

The following provisions apply to instruments of transfer referred to in Article 8.1(b):

(a)	unless the instrument of transfer is otherwise a sufficient transfer under the Corporations Law, the instrument will be signed by, or executed by or on behalf of:

(i)	the transferor; and

(ii)	if required by the Company, the transferee;

(b)	the instrument of transfer will be left at the place where the Register is kept, accompanied by the Certificate (if any) in respect of the Shares to be transferred and such other evidence as the Directors require to prove the transferor's title to, or right to transfer, the Shares; and

(c)	on registration of a transfer of Shares, the Company will cancel the old Certificate (if any).

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8.4	Directors to register transfers

Subject to Articles 7.2(k), 8.3, 8.5, 8.10 and 8.13, the Directors will not refuse to register or fail to register or give effect to a transfer of Shares.

8.5	Refusal to register transfers other than Proper SCH Transfer

(a)	The Directors may refuse to register any transfer of Shares (other than a Proper SCH Transfer) where the Listing Rules permit the Company to do so.

(b)	The Directors will refuse to register any transfer of Shares (other than a Proper SCH Transfer) where:

(i)	the Corporations Law or the Listing Rules require the Company to do so, or the transfer is in breach of the Listing Rules; or

(ii)	those Shares are Restricted Securities, during the escrow period except as permitted by the Listing Rules.

8.6	Notice of refusal to register

(a)	Where the Directors refuse to register a transfer of Shares under Article 8.5, the Company will give written notice of the refusal and the reasons for the refusal to the transferee and the person who lodged the transfer, if not the transferee, within 5 Business Days after the date on which the transfer was lodged with the Company.

(b)	Failure by the Company to give notice under Article 8.6(a) will not invalidate the refusal to register the transfer in any way.

8.7	Retention of transfers by Company

(a)	All instruments of transfer of Shares which are registered will be retained by the Company.

(b)	Except in the case of fraud, any instrument of transfer of Shares which the Directors decline or refuse to register will, on demand, be returned to the transferee.

8.8	Powers of attorney

Any power of attorney granted by a Member empowering the donee to transfer Shares which may be lodged, produced or exhibited to the Company or any Officer of the Company:

(a)	will be taken and deemed to continue and remain in full force and effect as between the Company and the grantor of that power; and

(b)	may be acted on, until express notice in writing that it has been revoked or notice of the death of the grantor has been given and lodged at the Office or at the place where the Register is kept.

8.9	No fees for registering transfers

(a)	Subject to Article 8.9(b), the Company will not charge a fee for:

(i)	registering Proper SCH Transfers;

(ii)	registering paper-based transfers in registrable form;

(iii)	splitting certificates, renunciations and transfer forms;

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(iv)	issuing certificates and transmission receipts;

(v)	effecting conversions between subregisters of the Register;

(vi)	noting transfer forms;

(vii)	issuing a statement showing the opening balance of a holding on any issuer sponsored subregister maintained pursuant to Article 4.5;

(viii)	issuing a routine transaction statement, as defined in the Listing Rules, to a Member on any issuer-sponsored subregister maintained pursuant to Article 4.5; or

(ix)	sending to a Member details of a change to the Member's holding of Shares which arises from an issue of Shares or an acquisition of rights.

(b)	The Company may charge a reasonable fee:

(i)	pursuant to Article 3.4(c);

(ii)	for marking a transfer form, or marking a renunciation and transfer form, within 2 Business Days after the form is lodged with the Company; and

(iii)	for issuing a special transaction statement, as defined in the Listing Rules.

8.10	Restricted Securities

Except as permitted by the Listing Rules or ASX:

(a)	the registered holder of a Security which is a Restricted Security will not Dispose of that Security during the escrow period except as permitted by the Listing Rules; and

(b)	the Company will refuse to acknowledge a Disposal (including registering a transfer) of a Security which is a Restricted Security during the escrow period except as permitted by the Listing Rules.

8.11	Holding locks

The Company may request SCH to apply or remove a holding lock (as defined in the Listing Rules) to Securities where permitted to do so under the Listing Rules and SCH Business Rules.

8.12	Options

Articles 8.2, 8.4, 8.5, 8.6 and 8.9 apply, with necessary alterations, to Options and other Securities to the extent required by the Corporations Law, Listing Rules or SCH Business Rules.

8.13	Proportional takeovers

(a)	Subject to the Listing Rules and the SCH Business Rules, but notwithstanding any other provision of this Constitution, the Directors may refuse any transfer of Shares giving effect to a contract resulting from the acceptance of an offer made under a proportional takeover scheme under section 635(b) of the Corporations Law unless and until a resolution to approve the takeover scheme is approved in accordance with the provisions of Schedule 2.

(b)	This Article 8.13 ceases to have effect on the third anniversary of the date of its adoption, or last renewal, in accordance with the Corporations Law.

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9.	Transmission of shares

9.1	Title to Shares of deceased Member and deceased joint holder

(a)	If a Member (not being one of several joint holders) dies, the Company will recognise only the Personal Representative of that Member as having any title to or interest in the Shares registered in the name of that Member or any benefits accruing in respect of those Shares.

(b)	If a Member (being any one or more of the joint registered holders of any Shares) dies, the Company will recognise only the surviving joint registered holders of those Shares as having any title to or interest in, or any benefits accruing in respect of, those Shares.

(c)	Nothing in this Constitution will be taken to release the estate of a deceased Member from any liability.

(d)	Where 2 or more persons are jointly entitled to any Share in consequence of the death of the registered holder of that Share, for the purpose of this Constitution they will be deemed to be joint holders of that Share.

9.2	Title to Shares on transmission event

(a)	Subject to the Bankruptcy Act 1966, the Corporations Law and the SCH Business Rules, a Transmittee who gives the Directors the information they reasonably require to establish the Transmittee's entitlement to be registered as the holder of any Shares may:

(i)	elect to be registered as a Member in respect of those Shares by giving a signed notice in writing to the Company; or

(ii)	transfer those Shares to another person.

(b)	Subject to the SCH Business Rules, a notice or transfer under Article 9.2(a) is subject to all provisions of this Constitution relating to transfers of Shares as if the event giving rise to the Transmittee's entitlement to the Shares had not occurred and the notice or transfer was a transfer signed by that Member.

(c)	If the Company has acted in good faith in registering a Transmittee or the transferee of a Transmittee under this Article 9.2, that person will indemnify the Company to the extent of any loss or damage suffered by the Company as a result of such registration.

9.3	Rights of Transmittee

(a)	Subject to Article 9.3(b), a Transmittee who has given to the Directors the information referred to in Article 9.2(a) is entitled to the same rights to which the Transmittee would be entitled if registered as the holder of the Share.

(b)	Subject to the Corporations Law, a Transmittee will not be entitled in respect of a Share to exercise any right conferred by membership in relation to general meetings or meetings of Members in respect of that Share until the Transmittee is registered as a holder of the Share.

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10.	Alteration of capital

10.1	Converting shares

(a)	The Company may by ordinary resolution passed at a general meeting convert all or any of its Shares into a larger or smaller number of Shares.

(b)	Subject to the Listing Rules, where Shares are converted under Article 10.1(a), the Company in general meeting may determine by special resolution that as between the Shares resulting from that conversion, one or more of the Shares has some preference or special advantage in relation to dividends, capital, voting or anything else over or compared with one or more of the other Shares.

10.2	Reductions of capital

(a)	Subject to the Corporations Law and the Listing Rules, the Company may reduce its share capital in any manner.

(b)	Without limiting the generality of Article 10.2(a), the Company when reducing its share capital may resolve that such reduction be effected wholly or in part by the distribution of specific assets (whether held in the name of the Company or in the name of any wholly owned subsidiary of the Company) and in particular Paid Up shares, debentures, debenture stock or other securities of any other Corporation or in any one or more of such ways.

(c)	Where the Company pursuant to a reduction of its share capital distributes to its Members shares in another Corporation:

(i)	the Members will be deemed to have agreed to become members of that Corporation; and

(ii)	each of the Members appoints the Company or any of the Directors as its agent to execute any transfer of shares or other document required to effect the distribution of shares to that Member.

10.3	Power to buy-back Shares

Subject to the Corporations Law and the Listing Rules, the Company may buy Shares in itself on terms and at times determined by the Directors.

10.4	Cancelling Shares

The Company may by ordinary resolution passed at a general meeting cancel Shares that have been forfeited under the terms on which the Shares are on issue.

10.5	Disposal of less than Marketable Parcels

If at any time the total number of Shares held by a Member is less than a Marketable Parcel, the Company may procure the disposal of those Shares in accordance with the provisions of Schedule 1 and the Listing Rules.

11.	Variation of class rights

11.1	Consent or special resolution of Members in class

If at any time the share capital is divided into different classes of Shares, the rights attached to any class may be varied or cancelled unless otherwise provided by this Constitution or by the terms of issue of the Shares of that class:

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(a)	with the consent in writing of holders of the Shares included in that class who are entitled to at least 75% of the votes that may be cast in respect of those Shares; or

(b)	by a special resolution passed at a separate meeting of the holders of the Shares included in that class.

11.2	Meetings of class Members

(a)	The provisions contained in this Constitution concerning general meetings or meetings of Members will apply, so far as they are capable of application and with the necessary changes, to every meeting held under Article 11.1 but so that the necessary quorum is 2 or more persons who, between them, hold or represent by proxy or attorney or Representative, at least one-fourth of the Shares of the class.

(b)	Any holder of Shares of the class present in person or by proxy, attorney or Representative, may demand a poll.

11.3	No variation of rights of preference Shares

If the Company issues any new preference Shares that rank equally with an existing class of preference Shares, the issue of the new preference Shares is not a variation of the rights attaching to the existing preference Shares unless otherwise expressly provided by the terms of issue of the existing preference Shares.

12.	Meetings of members

12.1	Calling meetings of Members

(a)	The Directors may call a meeting of Members whenever they think fit.

(b)	To the extent permitted by the Corporations Law, a Director may call a meeting of Members.

(c)	The Directors will call and arrange a general meeting on the request of Members made in accordance with the Corporations Law.

(d)	The Members may call and arrange to hold a general meeting as provided by the Corporations Law.

12.2	Annual general meetings

The Company will hold annual general meetings in accordance with the Corporations Law and the Listing Rules.

12.3	Notice of Members' meetings

The Company must give to Members not less than Prescribed Notice of a meeting of Members.

12.4	Contents of notice

A notice of a meeting of Members will:

(a)	set out the place, date and time of the meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this);

(b)	subject to the Corporations Law, state the general nature of the business of the meeting;

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(c)	if a special resolution is to be proposed at the meeting, set out the intention to propose the special resolution and state the resolution;

(d)	in the case of an election of Directors, set out the names of the candidates for election;

(e)	if an Eligible Member is entitled to appoint a proxy, contain a statement that:

(i)	the Eligible Member has a right to appoint a proxy;

(ii)	the proxy of an Eligible Member does not need to be a Member; and

(iii)	an Eligible Member who is entitled to cast 2 or more votes may appoint 2 proxies and may specify the proportion or number of the Eligible Member's votes each proxy is entitled to exercise;

(f)	state the date and time before (but not more than 48 hours before) the meeting at which attendance and voting rights for the meeting (and any adjournment of such meeting for less than the Prescribed Period) will be fixed; and

(g)	set out or include any additional information or documents specified by the Corporations Law and the Listing Rules.

12.5	Failure to give notice

Subject to the Corporations Law, the accidental omission to give notice of any meeting of Members to, or the non-receipt of that notice by, any of the Members will not invalidate any resolution passed at that meeting.

12.6	Notice of adjourned meeting

(a)	Whenever a meeting of Members is adjourned for a period not exceeding the Prescribed Period, no further notice of the time and place of the adjourned meeting need be given by the Company.

(b)	Whenever a meeting of Members is adjourned for a period exceeding the Prescribed Period, at least 3 days' notice of the time and place of the adjourned meeting will be given by the Company.

12.7	Persons entitled to notice of meeting of Members

(a)	Notice of every meeting of Members (including an adjourned meeting referred to in Article 12.6(b)) will be given in a manner authorised by Article 33.1 and in accordance with the Corporations Law and Listing Rules to:

(i)	every Member;

(ii)	every Director and Alternate Director;

(iii)	the auditors of the Company; and

(iv)	ASX.

(b)	Subject to the Corporations Law, no person other than those persons specified in Article 12.7(a) is entitled to receive notices of meetings of Members.

12.8	Persons entitled to attend meetings of Members

(a)	All Eligible Members are entitled to attend meetings of Members as well as any other persons entitled to attend under the Corporations Law or the Listing Rules.

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(b)	Subject to this Constitution, each Director is entitled to attend and speak at all meetings of Members.

(c)	The chairperson of a meeting of Members may require any person to leave and remain out of any meeting of Members if that person, in the opinion of the chairperson, is not complying with his or her reasonable directions.

12.9	Postponement or cancellation of meeting

The Directors may whenever they think fit postpone or cancel any meeting of Members other than a meeting called as a result of a request under Article 12.1(c).

12.10	Meeting of Members at more than one place

(a)	A meeting of Members called in accordance with this Constitution may be held in 2 or more separate meeting places linked together by an instantaneous audio-visual communication device or any other Technology which, by itself or in conjunction with other arrangements:

(i)	gives the Members as a whole in the separate meeting places a reasonable opportunity to participate in proceedings;

(ii)	enables the chairperson to be aware of proceedings in each such place; and

(iii)	enables the Members in each such place to vote on a show of hands and on a poll.

(b)	A Member present at one of the separate meeting places is taken to be present at the meeting of Members and entitled to exercise all rights which the Member is granted under this Constitution.

(c)	Where a meeting of Members is held in 2 or more separate places pursuant to Article 12.10(a), that meeting will be deemed to have been held at one of those places as is deteimined by the chairperson of the meeting.

13.	Proceedings at meetings of members

13.1	Business of annual general meeting

The business of an annual general meeting is as prescribed by the Corporations Law and this Constitution. Special business

(a)	All business transacted at an annual general meeting other than the matters specified in Article 13.1 and all business transacted at any other meeting of Members will be deemed special business.

(b)	Subject to the Corporations Law, no person may move at any meeting of Members:

(i)	any resolution (other than a resolution in the same terms as specified in the notice of meeting); or

(ii)	any amendment of a resolution,

in respect of special business, unless the approval of the chairperson of the meeting is obtained.

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13.2	Quorum

(a)	A quorum for a meeting of Members is 2 Eligible Voters who have the right to vote at that meeting.

(b)	For the purposes of determining whether a quorum is present:

(i)	where an Eligible Member appoints more than one proxy or attorney or Representative, only one such proxy, attorney or Representative will be counted; and

(ii)	an Eligible Member who is present in their own capacity and as a proxy, attorney or Representative of another Eligible Member will be counted only once.

(c)	No business can be transacted at any meeting of Members unless the requisite quorum is present at the commencement of the meeting.

(d)	If a quorum is present at the beginning of a meeting of Members it is deemed present throughout the meeting unless the chairperson otherwise declares on the chairperson's own motion or on the motion of an Eligible Voter.

(e)	If half an hour after the time appointed for a meeting of Members a quorum is not present:

(i)	a meeting called by the Directors on a request of Members, or called by the Members as is provided by the Corporations Law, will be dissolved; and

(ii)	in any other case, the meeting will be adjourned to the date, time and place as the Directors may by notice to the Members appoint, but failing such appointment, then to the same day in the next week at the same time and place as the meeting adjourned.

(f)	If after half an hour from the time appointed for an adjourned meeting of Members, a quorum is not present, then the meeting will be dissolved.

13.3	Chairperson

(a)	The chairperson of Directors or, in the chairperson's absence, the deputy chairperson, if any, will preside as chairperson at every meeting of Members.

(b)	If:

(i)	there is no chairperson or deputy chairperson; or

(ii)	at any meeting of Members neither the chairperson nor the deputy chairperson is present within 15 minutes of the time appointed for holding the meeting or willing to act as chairperson for all or part of that meeting, .

the Director present or, if more than one Director is present, a majority of those Directors present, may choose another Director as chairperson of the meeting of Members or part of that meeting (as the case may be)

(c)	If no Director is present or if all Directors present decline to act as chairperson of all or part of a meeting of Members, the Eligible Members present may choose one of their number to be chairperson of that meeting or part of that meeting (as the case may be).

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13.4	Voting: show of hands or poll

(a)	At any meeting of Members a resolution put to the vote of the meeting will be decided on a show of hands unless:

(i)	before a vote is taken; or

(ii)	before or immediately after the declaration of the result of the show of hands,

a poll is demanded:

(iii)	by the chairperson;

(iv)	by at least 5 Eligible Members, present in person or by proxy or attorney or by a Representative, having the right to vote at the meeting; or

(v)	by any Eligible Member or Eligible Members, present in person or by proxy or attorney or by a Representative, who are together entitled to at least 5% of the votes that may be cast on that resolution on a poll.

(b)	No poll will be demanded on any resolution concerning the election of a chairperson of a meeting or the adjournment of any meeting.

13.5	Questions decided by majority

Subject to the requirements of the Corporations Law in relation to special resolutions, a resolution will be taken to be carried if more votes are cast in favour of the resolution than against it.

13.6	Declaration by chairperson of resolution's result

A declaration by the chairperson of a meeting of Members that a resolution has on a show of hands been carried or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book of proceedings of the Company, will be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against that resolution.

13.7	Conduct of poll

(a)	If a poll has been demanded under this Article 13, it will be taken:

(i)	in such manner and at such time and place as the chairperson directs; and

(ii)	either at once or after an interval or adjournment or otherwise.

(b)	The result of the poll will be deemed to be the resolution of the meeting of Members at which the poll was demanded.

(c)	A demand for a poll may be withdrawn.

(d)	A demand for a poll will not prevent the continuance of the meeting or the transaction of any business other than the resolution on which a poll has been demanded.

13.8	Adjournment of meetings of Members

(a)	The chairperson must adjourn a meeting of Members from time to time and from place to place or close that meeting if the Eligible Members present with a majority of votes that may be cast at that meeting agree or direct the chairperson to do so.

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(b)	No business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

13.9	General conduct of meetings

(a)	Subject to the Corporations Law, the chairperson will be responsible for the general conduct of meetings of Members and for the procedures to be adopted at meetings of Members.

(b)	The chairperson may make rulings or adjourn a meeting of Members without putting the question (or any question) to the vote if such action is required to ensure the orderly conduct of the meeting.

(c)	The chairperson may require the adoption of any procedures which are, in the chairperson's opinion, necessary or desirable for the proper and orderly casting or recording of votes at any meeting of Members, whether on a show of hands or on a poll.

(d)	The chairperson may determine conclusively any dispute concerning the admission, validity or rejection of a vote at a meeting of Members.

(e)	The chairperson of a meeting of Members may refuse admission to, or require to leave and remain out of, the meeting any person:

(i)	in possession of a pictorial-recording or sound-recording device;

(ii)	in possession of a placard or banner;

(iii)	in possession of an article considered by the chairperson to be dangerous, offensive or liable to cause disruption;

(iv)	who refuses to produce or to permit examination of any article, or the contents of any article, in the person's possession; or

(v)	who behaves or threatens to behave in a dangerous, offensive or disruptive manner.

(f)	The chairperson may delegate the powers conferred by this Article to such person or persons as he or she thinks fit.

(g)	Nothing contained in this Article 13.10 will be taken to limit the powers conferred on the chairperson by law.

14.	Votes at meetings of members

14.1	Number of votes

Subject to any special rights or restrictions for the time being attaching to any class of Shares and Articles 14.3, 14.6, 14.7, 14.8 and 15.10:

(a)	on a show of hands at a meeting of Members, every Eligible Voter present has one vote; and

(b)	on a poll at a meeting of Members, every Eligible Member (not being a Corporation) present in person or by proxy or attorney, and every Eligible Member (being a Corporation) present by a Representative or by proxy or attorney, has one vote for each Share that Eligible Member holds, but:

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(i)	if at any time there is on issue any Share which has not been fully Paid Up that Share on a poll will confer only that fraction of one vote which the amount paid (not credited) on that Share, excluding any amounts paid up in advance of the applicable due date for payment, bears to the total amounts paid and payable (excluding amounts credited) on that Share; and

(ii)	if the total number of votes to which an Eligible Member is entitled on a poll does not constitute a whole number, then the Company will disregard the fractional part of that total.

14.2	Votes of incapacitated Member

If a Member is mentally incapacitated, the person entitled to manage that Member's estate may, subject to Article 9.3(b), exercise any rights of the Member in relation to a meeting of Members as if that person were the Member.

14.3	No vote if call unpaid or breach of Restriction Agreement

Notwithstanding this Article 14, an Eligible Voter will not be entitled to vote on any resolution, whether on a show of hands or on a poll, in respect of any Shares:

(a)	on which any calls due and payable in respect of those Shares have not been paid; or

(b)	which are Restricted Securities where there is a subsisting breach of the Listing Rules or any Restriction Agreement in respect of those Shares.

14.4	Objections to qualification to vote

(a)	No objection to the qualification of any person to vote at a meeting of Members will be raised except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at that meeting is valid for all purposes.

(b)	Any objection to the qualification of any person to vote at a meeting of Members made within the time referred to in Article 14.4(a) will be referred to the chairperson of the meeting, whose decision, made in good faith, is final and conclusive.

14.5	Vote of joint holders

(a)	Where there are joint registered holders of any Shares, any one of them may vote at any meeting of Members personally, by proxy, by attorney, or by Representative in respect of those Shares as if that person was solely entitled to those Shares.

(b)	If more than one of the joint holders of any Shares is present as an Eligible Voter at any meeting of Members, only the joint holder present whose name stands first in the Register in respect of the Shares is entitled to vote in respect of those Shares as an Eligible Voter.

(c)	For the purposes of this Article 14.5, several Personal Representatives of a deceased Member in whose sole name any Shares are registered will be deemed joint holders of those Shares.

14.6	Proxy not to vote if Member present

If an Eligible Member is present at a meeting of Members and a proxy or attorney for such Eligible Member is also present, the proxy or attorney is not, in respect of the Shares to which the proxy or attorney relates, entitled to speak at the meeting or vote on a show of hands or on a poll.

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14.7	When numerous proxies are present

If more than one proxy or attorney for an Eligible Member is present at a meeting of Members then:

(a)	none of them will be entitled to vote on a show of hands; and

(b)	on a poll the vote of each one is of no effect where each such person is appointed to exercise.

(i)	a specified number of the Eligible Member's votes and such numbers in aggregate exceed the total number of votes that could be cast by the Eligible Member; or

(ii)	a specified proportion of the Eligible Member's votes and such proportions in aggregate exceed 100%.

14.8	No vote if contrary to Corporations Law or Listing Rules

Notwithstanding anything contained in this Constitution to the contrary:

(a)	an Eligible Voter will not be entitled to vote; and

(b)	the Company will disregard any vote purported to be cast by an Eligible Voter,

on a particular resolution where such a vote is prohibited by the Corporations Law, Listing Rules or ASX.

15.	Proxies and representatives

15.1	Right to appoint proxy or attorney

(a)	An Eligible Member who is entitled to attend and cast a vote at a meeting of Members may appoint a person (whether a Member or not) as the Eligible Member's proxy or attorney, as the case may be, to attend and vote for the Eligible Member at the meeting.

(b)	If an Eligible Member is entitled to cast 2 or more votes at a meeting of Members that Eligible Member may appoint 2 proxies or attorneys.

(c)	The appointment of a proxy or attorney by an Eligible Member may specify the proportion or number of the Eligible Member's votes that the proxy or attorney may exercise.

(d)	Where an Eligible Member appoints 2 proxies or attorneys, and the appointment does not specify the proportion or number of the Eligible Member's votes that each proxy or attorney may exercise, each such proxy or attorney, as the case may be, may exercise one half of the votes of the Eligible Member.

(e)	If the total number of votes to which a proxy or attorney is entitled to exercise does not constitute a whole number, then the Company will disregard the fractional part of such total.

(f)	A proxy or attorney may be appointed for all meetings or for any number of meetings or for a particular purpose.

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15.2	Form of proxy or attorney

(a)	An instrument appointing a proxy or attorney:

(i)	must be in writing executed under the hand of the appointer or of the appointer's attorney duly authorised in writing or, if the appointer is a Corporation, under its common seal (if any) or the hand of its duly authorised attorney or executed in a manner permitted by the Corporations Law;

(ii)	may contain directions as to the manner in which the proxy or attorney, as the case may he, is to vote in respect of any particular resolution or resolutions; and

(iii)	subject to the Corporations Law, may otherwise be in any form as the Directors may prescribe or accept.

(b)	A facsimile of a written appointment of a proxy or a power of attorney is valid.

(c)	An appointment of a proxy is not invalid by virtue only of the fact that it contains only some but not all of the information required by the Corporations Law.

15.3	Directors or chairperson decide validity

Subject to the Corporations Law, the chairperson's decision or, in his or her absence, the Directors' decision as to the validity of a proxy or power of attorney or a facsimile thereof will be final and binding.

15.4	Authority conferred on proxy or attorney

Unless otherwise provided in die instrument, an instrument appointing a proxy or attorney will be taken to confer authority:

(a)	to vote on a show of hands in accordance with the directions (if any) given in theinstrument;

(b)	even though the instrument may refer to specific resolutions and may direct the proxy or attorney how to vote on those resolutions:

(i)	to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion; and

(ii)	to vote on any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the meeting;

(c)	to speak on any proposed resolution on which the proxy or attorney may vote; and

(d)	to demand or join in demanding a poll on any resolution on which the proxy or attorney may vote.

15.5	Deposit of power of attorney and proxy form before meeting

An instrument appointing an attorney or a proxy and, the power of attorney or other authority (if any) under which it is signed or a copy of that power or authority certified as a true copy or a facsimile of any of the documents referred to in this Article, must be deposited:

(a)	at the place, fax number or electronic address as is specified in the notice of meeting of Members to which the proxy or attorney relates; or

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(b)	at the Office or a fax number at the Office,

not less than 48 hours before the time scheduled for commencement of the meeting (or any adjournment of that meeting) at which the person named in the instrument intends to vote.

15.6	Vote by proxy valid notwithstanding intervening event

Unless the Company has received written notice not less than 48 hours before the time scheduled for the commencement of the meeting at which a person named in a proxy or power of attorney, as the case may be, intends to vote, a vote cast by that person will, subject to this Constitution, be valid even if, before the person votes:

(a)	the appointing Member dies;

(b)	the Member is mentally incapacitated;

(c)	the Member revokes the proxy or power of attorney;

(d)	the Member revokes the authority under which the person was appointed by a third party; or

(e)	the Member transfers the Shares in respect of which the proxy or power of attorney is given.

15.7	How proxy is to vote

(a)	Any form of proxy sent out by the Company to Members in respect of a proposed meeting of Members will make provision for the Member to indicate whether the Member wishes to vote for or against each resolution.

(h)	An Eligible Member may, but need not, specify the manner in which a proxy is to vote on a particular resolution.

(c)	Where an Eligible Member does specify how a proxy is to vote on a particular resolution:

(i)	the proxy need not vote on a show of hands, but if the proxy does so, the proxy must vote in accordance with that specification;

(ii)	if the proxy has 2 or more appointments that specify different manners in which a proxy is to vote on the resolution, the proxy must not vote on a show of hands;

(iii)	if the proxy is the chairperson of the meeting concerned, the proxy must vote in accordance with that specification; and

(iv)	if the proxy is not the chairperson of the meeting concerned, the proxy need not vote on a poll, but if the proxy does so, the proxy must vote in accordance with that specification.

15.8	Only blank proxy forms to be sent out by Company

Proxy forms must provide for the Member to appoint a proxy of the Member's choice, but may specify who is to be appointed as proxy if the Member does not choose.

15.9	Failure to name appointee

Any instrument of proxy in which the name of the appointee is not filled in will be deemed to be given in favour of the chairperson or such other person as is nominated by the Directors in the instrument of proxy or the notice calling the meeting of Members to which the proxy relates.

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15.10	Appointment of Representative by Corporation

(a)	Any Corporation which is a Member may appoint an individual (either by name or position and whether a Member or not) as its representative to exercise all or any of the powers the Corporation may exercise at a meeting of Members.

(b)	A Representative may be appointed for any number of, or all, meetings of Members.

(c)	A Corporation may appoint more than one Representative but only one Representative may exercise that Corporation's powers at any one time.

(d)	The appointment of a Representative by a Corporation may set out restrictions on the Representative's powers.

(e)	Unless otherwise specified in the appointment, a Representative acting in accordance with his or her authority until it is revoked by the Corporation, is entitled to exercise the same powers on behalf of that Corporation as that Corporation could exercise at a meeting or in voting on a resolution.

(f)	A certificate

(i)	under the seal of the Corporation;

(ii)	signed by 2 directors of the Corporation (or where the Corporation has only one director, signed by that director); or

(iii)	signed by one director and one secretary of the Corporation,

or any other document as the chairperson of the meeting in his or her sole discretion considers sufficient, will be prima facie evidence of the appointment, or of the revocation of the appointment, as the case may be, of a Representative.

16.	Directors: appointment and removal

16.1	Number of Directors

(a)	Subject to Articles 16.1(b) and 16.1(c), the Company must at all times have such number of directors as the Directors determine, being a number not less than a minimum of 3 and not more than a maximum of 10.

(b)	The Directors cannot reduce the number of Directors below the number in office at the time of any determination under Article 16.1(a).

(c)	The Company in general meeting may increase or reduce the maximum or minimum number of Directors by ordinary resolution, but the minimum cannot be less than 3.

(d)	The first Directors will be appointed by the persons who were specified in the application for the Company's registration under the Corporation Law as persons who consented to become Members, or a majority of them.

16.2	Limited ability of Directors to act during vacancies

The continuing Directors may act notwithstanding any vacancy in their number, but for as long as the number of Directors is below the minimum fixed by this Constitution, the Directors will not act except:

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(a)	in emergencies;

(b)	for the purpose of filling up vacancies; or

(c)	for the purpose of convening a meeting of Members.

16.3	Director need not be Member

A Director need not be a Member.

16.4	Casual vacancies and additional Directors

(a)	The Directors may appoint any person as a Director either to fill a casual vacancy or as an addition to the Directors, but the total number of Directors will never exceed the maximum number fixed in accordance with this Constitution.

(b)	Subject to Article 16.4(c), any Director appointed under Article 16.4(a):

(i)	may retire at the next general meeting of the Company; and

(ii)	must retire at the next following annual general meeting of the Company (unless the Director has retired in accordance with Article 16.4(b)(i)),

and, in either case, may submit himself or herself for and will be eligible for reelection at that meeting.

(c)	Article 16.4(b) will not apply if the Director appointed under Article 16.4(a):

(i)	is appointed as a Managing Director before the next following annual general meeting; and

(ii)	is determined by the Directors to be the Managing Director who is not subject to retirement in accordance with Article 17.1.

16.5	Appointment of Directors by general meeting

Subject to the provisions of this Constitution, the Company in general meeting may by ordinary resolution appoint any person:

(a)	as a new Director; or

(b)	as a Director to fill up all or any vacated offices resulting from one or more Directors retiring at, or ceasing to hold office at the conclusion of, that meeting.

16.6	Resignation of Directors

A Director may resign from office on giving the Company notice in writing.

16.7	Removal of Directors by general meeting

Subject to the Corporations Law, the Company in general meeting convened on Prescribed Notice may by ordinary resolution:

(a)	remove any Director; and

(b)	if thought fit, appoint another qualified person in place of that Director.

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16.8	Suspension of Director guilty of prejudicial behaviour

(a)	If the conduct or position of any Director is such that continuance in office appears to a majority of the Directors to be prejudicial to the interests of the Company, a majority of the Directors at a meeting of the Directors specially convened for that purpose may suspend that Director.

(b)	Within 14 days of the suspension, the Directors will call a general meeting, at which the Members may either:

(i)	confirm the suspension and remove that Director from office in accordance with Article 16.7; or

(ii)	annul the suspension and reinstate that Director.

16.9	Vacation of office of Director

(a)	Subject to Article 17, each Director will remain in office until his or her office is vacated pursuant to Article 16.9(b).

(b)	The office of a Director is vacated if that Director:

(i)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(ii)	is absent without the consent of the Directors from all meetings of the Directors held during a period of 6 months and the Directors resolve that his or her office be vacated;

(iii)	resigns the office of Director in accordance with Article 16.6 or 18.3;

(iv)	is removed under the provisions of Article 16.7 or 18.2;

(v)	ceases to be a Director by virtue of Article 18.4;

(vi)	becomes an insolvent under administration (within the meaning of the Corporations Law); or

(vii)	otherwise ceases to be, or becomes prohibited from being, a Director by virtue of the Corporations Law.

17.	Retirement of directors

17.1	Retirement of Directors at annual general meetings

At every annual general meeting, if and for so long as there are:

(a)	3 or more Relevant Directors, one-third of the Relevant Directors or, if their number is not a multiple of 3 then the next lowest whole number of Relevant Directors divisible by 3; or

(b)	fewer than 3 Relevant Directors, one Relevant Director,

will retire from office and be eligible for re-election.

17.2	Each Director will retire at every third annual general meeting

(a)	Notwithstanding Article 17.1, each Relevant Director will retire from office no later than at the third annual general meeting following his or her last election or appointment by a general meeting, but may submit himself or herself for and will be eligible for re-election.

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(b)	Any Relevant Director who at any annual general meeting retires under this Article 17.2 will be eligible to count towards the number to retire under Article 17.1 at the same meeting.

17.3	Order of retirement of Directors at annual general meetings

(a)	The Relevant Directors to retire under Article 17.1 will be those who have been longest in office.

(b)	As between 2 or more Relevant Directors who have been in office an equal length of time, the Directors to retire will be determined by lot, failing agreement between them.

(c)	Where a Director has previously vacated office, the length of time which that Director has been in office will be computed from the Director's last election or appointment by a general meeting.

17.4	Nomination of Directors for office

(a)	No person other than a Director retiring in accordance with this Constitution is eligible for election to the office of Director at any meeting of Members unless:

(i)	in the case of a person whose nomination is recommended by the Directors, at least the Prescribed Period before the meeting; and

(ii)	in any other case, at least 30 Business Days before the meeting,

there has been left at the Office:

(iii)	a notice in writing signed by a Member duly entitled to attend and vote at the meeting for which notice is given of that Member's intention to propose the person for election; and

(iv)	notice in writing signed by the person of his or her willingness to be elected.

(b)	Members duly entitled to attend and vote at the meeting may also propose themselves for election as a Director in accordance with this Constitution.

(c)	The Company must give to Members not less than Prescribed Notice of each and every candidate for election as a Director at a meeting of Members.

18.	Managing director and executive directors

18.1	Appointment of Managing Director

The Directors may appoint one or more of their number as Managing Directors:

(a)	either for a fixed term or without any limitation as to the period for which the person appointed is to hold the office; and

(b)	subject to this Constitution, on any terms and conditions that the Directors determine.

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18.2	Removal, suspension, replacement of absent Managing Director

(a)	Subject to the provisions of any contract between a Managing Director and the Company, the Directors may:

(i)	remove or dismiss or suspend a Managing Director from that office and appoint another or others in his or her place; or

(ii)	appoint a temporary substitute for a Managing Director while that Managing Director is absent or unable to act.

(b)	No Managing Director is entitled to attend or vote at any meeting of Directors while under suspension from office.

18.3	Retirement of Managing Director

(a)	The Managing Director, or if more than one, that Managing Director as determined by the Directors:

(i)	will not be subject to retirement in accordance with Article 17.1; and

(ii)	will not be taken into account in determining the order of retirement of Directors or the number of Directors to retire.

(b)	After the Directors have determined which Managing Director is exempt from the requirement to retire in accordance with Article 17.1, the exemption will not apply to any other Managing Director until the Managing Director determined from time to time to have the benefit of the exemption ceases to be a Managing Director.

(c)	If, at the time a Managing Director ceases to have the benefit of the exemption from the requirement to retire in accordance with Article 17.1, that Managing Director has held office as a director without re-election for a period longer than the period permitted by the Listing Rules, then that Managing Director will retire from office at the next general meeting of the Company and be eligible for re-election.

(d)	Subject to the provisions of any contract between each Managing Director and the Company, a Managing Director:

(i)	is subject to the same provisions in this Constitution as to resignation and removal as the other Directors; and

(ii)	will immediately cease to be a Managing Director if for any reason he or she ceases to hold the office of Director.

18.4	Executive Director ceasing to be an employee

(a)	Each Executive Director ceases to be a Director on ceasing to be an employee of the Company or of a related body corporate of the Company.

(b)	A person ceasing to be a Director by virtue of this Article will not for that reason alone be rendered ineligible for appointment or election as a Director under any other Article.

18.5	Powers of Managing Director and Executive Directors

(a)	The Directors may entrust to and confer on each Managing Director and each Executive Director such of the powers exercisable under this Constitution by the Directors as the Directors think fit.

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(b)	The Directors may confer any of the powers referred to in Article 18.5(a):

(i)	for any period;

(ii)	to be exercised for any objects and purposes; and

(iii)	subject to any terms and conditions,

as the Directors think fit.

(c)	The Directors may confer any of the powers referred to in Article 18.5(a) either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf, and may revoke, withdraw, alter or vary all or any of the powers conferred.

(d)	Notwithstanding any provision of this Constitution, every Managing Director and Executive Director will at all times and in all respects be subject to the control of the Directors.

19.	Powers of company and its directors

19.1	Directors have powers of the Company

(a)	The business of the Company is to be managed by or under the direction of the Directors.

(b)	The Directors may exercise all the powers of the Company and do all such acts and things which the Company is authorised or permitted to exercise and do and which are not by this Constitution or by statute directed or required to be exercised or done by the Company in general meeting.

(c)	The operation and effect of this Article 19.1 are not limited in any way by the following provisions of this Article 19.

19.2	Directors may exercise Company's power to borrow

The Directors may exercise all the powers of the Company to:

(a)	borrow or raise money;

(b)	charge any property or business of the Company and all or any of its unpaid capital;

(c)	issue Debentures or give any other security for a debt, liability or obligation of the Company or of any other person; and

(d)	guarantee or to become liable for the payment of money or the performance of any obligations by any other person.

19.3	Directors may exercise power to give security

The Directors may exercise the powers conferred on them by Article 19.2 in such manner and upon terms and conditions in all respects as the Directors think fit, and in particular but without limiting the generality of the foregoing, by the issue of any Debenture on the whole or any part of the property of the Company (both present and future), including its uncalled capital for the time being.

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19.4	Terms of Debentures

Any Debentures may be issued by the Company at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, conversion, allotment of Shares, attending and voting at meetings of Members, appointment of directors, or other matter.

19.5	Assignability of Debentures

Debentures issued or given by the Company may be made assignable free from any equities between the Company and the person to whom the Debentures may be issued.

19.6	Commission on issue of Debentures

The Company may pay a commission to a person in respect of that person or another person agreeing to subscribe for any Debentures of the Company.

19.7	Security from Company for Directors

If:

(a)	the Directors or any of them; or

(b)	any other person,

become or are about to become personally liable for the payment of any sum due from the Company, the Directors may execute or cause to be executed any mortgage, charge, bill of sale or security over or affecting the whole or any part of the assets of the Company in order to secure the Directors or persons so becoming liable from any loss in respect of such liability.

19.8	Directors may appoint attorney or agent

(a)	The Directors may, by resolution, power of attorney, or other written instrument, appoint any person or persons, to be attorney or agent of the Company:

(i)	for any purposes;

(ii)	with any powers, authorities and discretions being powers, authorities and discretions vested in or exercisable by the Directors;

(iii)	for any period; and

(iv)	subject to any conditions,

as the Directors think fit.

(b)	An appointment under Article 19.8(a) may:

(i)	be on any terms for the protection and convenience of persons dealing with the attorney or agent as the Directors think fit; and

(ii)	authorise the attorney or agent to delegate all or any of the powers, authorities and discretions vested in the attorney or agent.

19.9	Execution of negotiable instruments

All cheques, promissory notes, banker's drafts, bills of exchange and other negotiable instruments signed, drawn, accepted, endorsed or otherwise executed by the Company, and all receipts for money paid to the Company, will be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in the manner and by the persons as the Directors determine.

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20.	Remuneration of directors

20.1	Remuneration of Non-Executive Directors

(a)	The remuneration of the Non-Executive Directors will not:

(i)	be more than the aggregate fixed sum which is determined by a general meeting, or until so determined, such sum as determined by the Directors; nor

(ii)	be by way of a commission on, or percentage of, profits or operating revenue.

(b)	Provided that the aggregate remuneration paid to the Non-Executive Directors does not exceed the aggregate fixed sum determined in accordance with Article 20.1(a), the Directors will determine:

(i)	the amount of remuneration to be paid, or applied for the benefit of, each Non-Executive Director; and

(ii)	the proportions and the manner in which such remuneration will be paid or applied,

or until so determined, the aggregate fixed sum will be paid to the Non-Executive Directors equally.

(c)	For the purposes of this Article 20.1, the remuneration of Non-Executive Directors does not include payments made in connection with the provision of superannuation benefits, the payment of superannuation benefits or any other payments made as a consequence of and in accordance with Articles 20.3, 20.4 or 20.5.

(d)	The remuneration of the Non-Executive Directors will be deemed to accrue from day to day.

20.2	Remuneration of Executive Directors

The remuneration of the Executive Directors:

(a)	will, subject to the provisions of any contract between each of them and the Company, be fixed by the Directors; and

(b)	may be by way of fixed salary or commission on or percentage of profits of the Company or of any other Corporation in which the Company is interested or partly in one way and partly in another or others, but will not be by way of commission on, or percentage of, operating revenue.

20.3	Payments on retirement, loss of office or death of Director

Subject to the Corporations Law and the Listing Rules, the Directors may give a prescribed benefit including an exempt benefit to a person in connection with the retirement of a person from a prescribed office in relation to the Company.

20.4	[No Heading]

Remuneration of Directors - extra services, payment of expenses and increases in fees

(a)	If any Director is called upon to:

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(i)	perform extra services (including being a member on a committee referred to in Article 22.9); or

(ii)	make any special exertion in going or residing abroad or otherwise for any of the purposes of the Company,

the Company may, subject to the Corporations Law and Article 20.4(b), pay additional remuneration or provide benefits to that Director as the Directors determine.

(b)	Any additional remuneration or benefits paid or provided under Article 20.4(a) will not be:

(i)	by way of commission on or percentage of operating revenue; or

(ii)	except in the case of an Executive Director, by way of commission on or percentage of profits.

(c)	The Company will pay all reasonable travelling, accommodation and other expenses incurred by a Director in consequence of his or her attendance at meetings of Directors and otherwise in the execution of his or her duties as a Director.

20.5	Interests in staff funds

Subject to the Corporations Law and Listing Rules, any Director may participate in any association, institution, fund, trust or scheme for the benefit of past or present employees or Directors of the Company, a related body corporate of the Company or any of their respective predecessors in business, or for the benefit of the dependants of any such persons, or for the benefit of persons connected with any of those persons.

21.	Directors' contracts with company

21.1	Director may hold other office of profit

A Director may hold any other office or place of profit in the Company (except that of auditor) in conjunction with the office of Director, on terms as the Directors arrange.

21.2	Contract not avoided when Director interested

Subject to the Corporations Law:

(a)	no Director will be disqualified by virtue of holding the office of Director from holding any office or place of profit under any Corporation in which the Company is a shareholder or is otherwise interested;

(b)	no Director will be disqualified by virtue of holding the office of Director from contracting with the Company or any Corporation in which the Company is a shareholder or is otherwise interested, either as vendor, purchaser or otherwise, and nor will any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be avoided; and

(c)	a Director is not liable to account to the Company for any profit arising from that office or place of profit or realised by the contract or arrangement, or by any participation in an association or otherwise under Article 20.5 by reason only of the Director holding that office or of the fiduciary relations thereby established, provided that the disclosure required by Article 21.6 has been made.

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21.3	When Director may vote

(a)	A Director who has an interest in a matter that is being considered at a meeting of Directors, may, despite that interest, vote, be present and be counted in a quorum at that meeting, unless that is prohibited by the Corporations Law or the Listing Rules.

(b)	No act of the Company is invalid or voidable by reason only of a failure of the Director to comply with a prohibition on voting, whether imposed by the Corporations Law or otherwise, in relation to a matter in which the Director is interested.

21.4	Director may act in professional capacity

Subject to the Corporations Law:

(a)	any Director may act by himself or herself or the Director's firm may act in a professional capacity for the Company or any other Corporation in which the Company is a shareholder or is otherwise interested; and

(b)	that Director and that Director's firm will be entitled to remuneration for professional services as if that Director were not a Director,

but nothing in this Article 21.4 authorises a Director or that Director's firm to act as an auditor of the Company.

21.5	Director may affix Seal notwithstanding interest

Notwithstanding that a Director is interested in a contract or arrangement, that Director may be appointed as the Director to sign on behalf of the Company or in whose presence the Seal of the Company is to be affixed to any instrument to which the interest relates.

21.6	Disclosure of interest

(a)	A Director who is in any way, whether directly or indirectly, interested in a matter in which the Company has an interest will declare the nature of the interest at a meeting of the Directors as soon as practicable after the relevant facts have come to the Director's knowledge.

(b)	For the purposes of Article 21.6(a), a general notice given to the Directors by a Director to the effect that the Director is an officer or member of a specified Corporation or a member of a specified firm or is otherwise interested in any Corporation or firm and is to be regarded as interested in any matter, after the date of the notice, in which that Corporation or firm may have an interest, will be deemed to be a sufficient declaration of interest in relation to the matter if:

(i)	the notice states the nature and extent of the Director's interest in the Corporation or firm;

(ii)	when the matter is first considered, the extent of the Director's interest in the Corporation or firm is not greater than is stated in the notice; and

(iii)	the notice is given at a meeting of the Directors or the Director takes reasonable steps to ensure that it is brought up and read at the next meeting of the Directors after it was given.

(c)	It is the duty of a Director who holds any office or possesses any property the holding of which office or the possession of which property might, whether directly or indirectly, create duties or interests in conflict with the duties or interests as a Director of the Company of that Director to declare the fact of his or her holding the office or possessing the property and the nature, character and extent of the conflict:

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(i)	if that Director was not a Director at the time he or she commenced to hold such office or possess such property, at the first meeting of Directors held after that Director was appointed as a Director; or

(ii)	otherwise, at the first meeting of Directors held after that Director commenced to hold the office or possess the property.

21.7	Record of disclosures by Directors

It is the Secretary's duty to record in the minutes any disclosure given by a Director under this Article 21.

22.	Proceedings of directors

22.1	Meetings of Directors

The Directors may hold a meeting, adjourn and otherwise regulate their meetings as they think fit.

22.2	Quorum for meetings of Directors

(a)	The Directors may determine the quorum necessary for the transaction of business.

(b)	Until otherwise determined, a quorum for the purpose of considering a matter at a meeting will be 2 persons, each of whom is:

(i)	a Director or an Alternate Director; and

(ii)	entitled under the Corporations Law to vote on a motion that may be moved in relation to such matter at that meeting.

(c)	A meeting of the Directors during which a quorum is present is competent to exercise all or any of the authorities, powers and discretions under this Constitution for the time being vested in or exercisable by the Directors generally.

(d)	Where a quorum cannot be established for a meeting of Directors (or consideration of a particular matter) a Director may convene a general meeting of Members to deal with the matter or the matters in question.

(e)	For the purposes of determining whether a quorum is present, an Alternate Director who is present in both his or her own capacity as a Director and as an Alternate Director for one or more Appointers will be counted only once.

(f)	The Directors do not need to be present in the same place to satisfy the quorum requirement.

22.3	Calling meetings of Directors

A Director may at any time, and the Secretary will on the request of a Director, call a meeting of the Directors.

22.4	Notice of meetings of Directors

(a)	Notice of every Directors' meeting must be given to each Director and Alternate Director.

(b)	Notice of a meeting of Directors may be given:

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(i)	in writing, by electronic mail to an electronic address or by any Technology; and

(ii)	provided it accords with Article 22.4(b)(i), in different ways to different Directors and Alternate Directors.

(c)	If notice of a meeting of Directors cannot be given to a particular Director or Alternate Director in accordance with Article 22.4(b), written notice served on:

(i)	the usual residential address of that person;

(ii)	the alternative address of that person notified under the Corporations Law; or

(iii)	such other address (including an electronic address) provided to the Company by that person for the purpose of serving notice on that person,

will constitute notice to that person of that meeting for the purposes of this Article 22.4.

22.5	Meetings by using Technology

(a)	Without limiting the discretion of the Directors to regulate their meetings under Article 22.1, the Directors may, if they think fit, confer by any Technology.

(b)	Notwithstanding that the Directors are not present together in one place at the time of the conference, a resolution passed by the conference will be deemed to have been passed at a meeting of the Directors held on the day on which and at the time at which the conference was held.

(c)	The provisions of this Constitution relating to proceedings of Directors apply to the conference to the extent that they are capable of applying, and with the necessary changes.

(d)	A Director present at the commencement of the conference will be conclusively presumed to have been present and, subject to other provisions of this Constitution, to have formed part of the quorum throughout the conference.

(e)	Any minutes of a conference of the type referred to in Article 22.5(a) purporting to be signed by the chairperson of that conference or by the chairperson of the next succeeding meeting of Directors will be sufficient evidence of the observance of all necessary formalities regarding the convening and conduct of the conference.

(f)	When, by the operation of Article 22.5(b), a resolution is deemed to have been passed at a meeting of the Directors, that meeting will be deemed to have been held at such place as is determined by the chairperson of the relevant conference, provided that at least one of the Directors who took part in the conference was at that place for the duration of the conference.

22.6	Votes at meetings of Directors

(a)	Motions and resolutions arising at any meeting of the Directors will be decided by a majority of votes and, subject to the provisions of Article 21, each Director has one vote.

(b)	A person who is an Alternate Director is entitled to one vote (in addition to the Alternate Director's own vote as a Director, if any) on behalf of each Appointor whose alternate the Alternate Director is and who is not personally present.

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22.7	Casting vote for chairperson of Directors

Subject to the Corporations Law and Listing Rules, in case of an equality of votes the chairperson of a meeting of Directors will have a casting vote in addition to any vote he or she has in his or her capacity as a Director.

22.8	Chairperson and deputy chairperson of Directors

(a)	The Directors may elect a chairperson of Directors.

(b)	The Directors may also elect a deputy chairperson who, in the absence of the chairperson at a meeting of the Directors, may exercise all the powers and authorities of the chairperson.

(c)	If:

(i)	no chairperson or deputy chairperson is elected; or

(ii)	at any meeting the chairperson or deputy chairperson is not present within half an hour of the time appointed for holding the meeting or is not willing to act as chairperson for all or part of that meeting, the Directors present will choose one of their number to be chairperson of that meeting or part of that meeting (as the case may be).

(d)	The Directors may determine the period for which a person elected as chairperson or deputy chairperson is to hold office.

(e)	If the Directors do not make a determination under Article 22.8(d), the person concerned will hold office until otherwise resolved by the Directors or until the person ceases to be a Director.

(f)	If the Directors do make a determination under Article 22.8(d), the person concerned will hold office until the first to occur of:

(i)	the expiration of that period;

(ii)	the person ceasing to be a Director; or

(iii)	the Directors at any time during that period resolving that the person will from that time cease to hold that office.

(g)	When a Director who is the chairperson or deputy chairperson retires at a general meeting either in accordance with Article 17.1 or otherwise and is re-appointed or re-elected as a Director at that meeting, that chairperson or deputy chairperson will not by that fact alone cease to be the chairperson or deputy chairperson as the case maybe.

22.9	Committees of Directors

(a)	The Directors may:

(i)	delegate any of their powers to committees consisting of one or more members who are Directors as they think fit; and

(ii)	revoke that delegation.

(b)	A committee will conform to any directions and regulations that may be imposed upon it by the Directors in the exercise of its powers.

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(c)	So far as they are capable of application and with the necessary changes, the provisions of the Constitution for regulating the meetings and proceedings of the Directors govern the meetings and proceedings of committees of 2 or more members to the extent that the same are consistent with any directions and regulations made by the Directors.

(d)	Where a committee consists of 2 or more members, a quorum will be any 2 members or a larger number as the committee itself determines.

22.10	Defects in appointment or qualifications of Director

All acts:

(a)	done at any meeting of the Directors; or

(b)	of a committee of Directors; or

(c)	by any person acting as a Director,

will be as valid as if every such person or committee had been duly appointed and every Director was qualified and entitled to vote, notwithstanding that it is afterwards discovered that:

(d)	there was some defect in the appointment of a Director or of the committee or of the person acting; or

(e)	any Director was disqualified or not entitled to vote.

22.11	Written resolutions of Directors

(a)	If all of the Directors have signed a document containing a statement that they are in favour of a resolution of the Directors in terms set out in the document, a resolution in those terms will be deemed to have been passed at a meeting of the Directors held on the day on which and at the time at which the document was last signed by a Director.

(b)	For the purposes of this Article 22.11:

(i)	2 or more separate documents containing statements in identical terms each of which is signed by one or more Directors will together be deemed to constitute one document containing a statement in those terms signed by the Directors;

(ii)	a reference to all the Directors does not include a reference to a Director who, at a meeting of Directors, would not be entitled to vote on the resolution;

(iii)	a document signed by an Alternate Director need not also be signed by the Alternate Director's Appointer and, if signed by a Director who has appointed an Alternate Director, need not be signed by the Alternate Director in that capacity; and

(iv)	any document so signed by a Director may be received by the Company at the Office (or other place agreed by the Directors) by post, by facsimile or other Technology which displays the Director's signature or by delivery (personal or otherwise).

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23.	Alternate directors and associate directors

23.1	Appointment and removal of Alternate Directors

(a)	Each Director has power to appoint any person who:

(i)	is not an auditor of the Company or a partner or employer or employee of an auditor of the Company; and

(ii)	is approved for that purpose by a majority of the other Directors after receipt of an instrument appointing an Alternate Director in accordance with Article 23.7,

to be the alternate of the Director in the Appointer's place during such times as the Appointer determines.

(b)	An Alternate Director need not be a Member.

(c)	The Appointer, at any time and regardless of whether the appointment of an Alternate Director is for a specified period, may revoke the appointment of a person as his or her Alternate Director.

23.2	Notice of appointment or removal of Alternate Directors

Any appointment or removal of an Alternate Director will be effected by facsimile or other notice in writing to the Company.

23.3	Rights and powers of Alternate Directors

(a)	Subject to the Corporations Law, an Alternate Director:

(i)	may act in the place of his or her Appointer;

(ii)	is entitled to attend and vote and be counted in determining a quorum at any meeting of the Directors except while his or her Appointer is present;

(iii)	has all the rights and powers of his or her Appointer (other than those conferred by Article 23.1) and will be subject to the duties of his or her Appointer;

(iv)	will be subject in all respects to the conditions applicable to the other Directors, except as provided by Article 23.4; and

(v)	may act as an Alternate Director to more than one Director and is entitled to one vote in respect of each Appointer where the Appointer is not present.

(b)	Subject to the Corporations Law, an Alternate Director is not prohibited from voting or being present in respect of a matter by reason only that the Alternate Director's Appointer is prohibited from voting or being present in respect of that matter.

23.4	Remuneration of Alternate Directors

(a)	Subject to Article 23.4(b), the rights (if any) of an Alternate Director in respect of remuneration lie against his or her Appointer only and not against the Company.

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(b)	The Company may pay remuneration to an Alternate Director in accordance with Article 20.4.

23.5	Alternate Director is an Officer of Company

An Alternate Director is an Officer of the Company and will not be deemed to be the agent of his or her Appointer.

23.6	Alternate goes when Appointer goes

(a)	Subject to Article 23.6(b), if any Appointer ceases to be a Director, his or her Alternate Director (if any) immediately ceases to be an Alternate Director.

(b)	When an Appointer retires at a general meeting and is re-appointed as a Director at that meeting, his or her Alternate Director (if any) will remain an Alternate Director for that Director unless the instrument of appointment of the Alternate Director otherwise provides.

23.7	Form of appointment of Alternate Director

Any instrument appointing an Alternate Director will, as nearly as circumstances will admit, be in the following form or to the effect of the following:

"Asia Pacific Infrastructure Limited ACN 010 966 793

I, the undersigned being a Director of the above named Company in accordance with the power granted to me in the Constitution of the Company nominate and appoint

of                                                                               to act as Alternate Director in my place and to exercise and discharge all my duties as a Director.

Signed this                                 day of                     , ..”

or in any other form as the Directors may accept.

23.8	Appointment and removal of Associate Directors

The Directors may appoint any person to be an Associate Director and may cancel that appointment.

23.9	Powers of Associate Directors

(a)	The Directors may fix, determine and vary the powers, duties and remuneration of any person appointed as an Associate Director.

(b)	An Associate Director need not be a Member, and does not have any right to attend at any meeting of the Directors except by the invitation of the Directors.

(c)	If an Associate Director attends any Directors' meeting, he or she will not be counted in a quorum and does not have the right to vote.

24.	Minutes

24.1	Minutes of all proceedings to be kept

The Directors will cause minutes of:

(a)	all proceedings and resolutions of meetings of Members;

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(b)	all proceedings and resolutions of meetings of the Directors, including meetings of committees of Directors; and

(c)	all resolutions passed by the Directors without a meeting of Directors in accordance with Article 22.11,

to be duly entered in books kept for that purpose in accordance with the Corporations Law.

24.2	Minutes to be signed by chairperson

The Directors will cause the minutes referred to in Articles 24.1(a) and 24.1(b) to be signed by:

(a)	the chairperson of the meeting at which the proceedings took place or at which the resolutions were proposed; or

(b)	the chairperson of the next meeting.

24.3	Minutes to be presumed accurate

Where the minutes referred to in Articles 24.1(a) and 24.1(b) are signed in accordance with Article 24.2, those minutes will be presumed to be an accurate record of the relevant proceedings and resolutions unless the contrary is proved.

24.4	Inspection of minutes of meetings of Members

Books containing the minutes of proceedings of meetings of Members will be open for inspection by any Member without charge.

25.	Secretary

25.1	Appointment and removal of Secretary

(a)	A Secretary or Secretaries will be appointed by the Directors in accordance with the Corporations Law for the term, at the remuneration and on the conditions as the Directors think fit.

(b)	Any Secretary appointed pursuant to Article 25.1(a) may be removed by the Directors.

25.2	Acting Secretary

The Directors may appoint a person as an acting Secretary or as a temporary substitute for a Secretary who, for the purposes of this Constitution, will be deemed to be a Secretary.

26.	Execution of documents

26.1	Custody and use of Seal

(a)	The Directors may provide a Seal for the Company and, if so, will provide for the safe custody of that Seal.

(b)	The Seal will only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf.

26.2	Execution with a Seal

If the Company has a Seal, it may execute a document if the Seal is fixed to the document and the fixing of the Seal is witnessed by 2 Directors, a Director and a Secretary, or a Director and another person appointed by the Directors for that purpose.

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26.3	Execution without the Seal

The Company may execute a document without using a Seal if the document is signed by 2 Directors, a Director and a Secretary, or a Director and another person appointed by the Directors for that purpose.

26.4	Share Seal

(a)	The Directors may provide the Company with a duplicate seal known as the Share Seal.

(b)	The only documents on which the Share Seal may be used are certificates or other documents relating to Securities issued by, or options or rights to take up Securities of, the Company.

(c)	Any such certificate or document may be issued under the Share Seal, and if so issued, will be deemed to be sealed with the Seal.

(d)	The Directors may determine the manner in which the Share Seal is affixed to or incorporated in any document, and by whom such a document is to be signed.

26.5	Facsimile signature on certificates

The Directors may determine:

(a)	either generally or in a particular case; and

(b)	in any event, subject to such conditions as the Directors think fit,

that wherever a certificate for Securities of the Company requires a signature, that requirement will be satisfied by a facsimile of the signature affixed by mechanical or other means.

26.6	Effect of execution

Any instrument executed in accordance with this Article 26 if issued for valuable consideration will be binding on the Company notwithstanding any irregularity touching the authority of the Directors to issue the same, or the circumstances of its issue.

27.	Reserve funds

27.1	Establishment and purpose of reserve funds

Subject to the Corporations Law, before determining that a dividend be paid, the Directors may set aside out of the profits of the Company any sums as the Directors think proper as a reserve fund to be applied, at the Director's discretion, for any purpose for which the profits of the Company may be properly applied, including but not limited to the following:

(a)	to meet contingencies;

(b)	for equalising dividends;

(c)	for special dividends;

(d)	for repairing, improving and maintaining any property of the Company; and

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(e)	for all other purposes as the Directors in their absolute discretion think conducive to the interests of the Company.

27.2	Power to invest reserve funds

(a)	The Directors may invest any of the sums set aside as a reserve fund on any investments as the Directors think fit, and may deal with, vary, and dispose of all or any part of those sums for the benefit of the Company.

(b)	The Directors may divide the reserve fund into any special funds as the Directors think fit and employ the whole or any part of the reserve fund in the business of the Company without being bound to keep it separate from the other assets.

(c)	Pending any application of reserves in accordance with this Article 27.2, and at the discretion of the Directors, the reserves may be used in the business of the Company or be invested as the Directors think fit.

27.3	Profits may be carried forward without going to reserve

The Directors may carry forward so much of the profits remaining as the Directors consider ought not to be distributed as dividends without transferring those profits to a reserve fund.

28.	Dividends

28.1	Proportional distribution of profits

(a)	Subject to:

(i)	any special rights or restrictions for the time being attaching to any Shares: and

(ii)	Articles 5.8, 27.1 and 28.2(e),

the profits of the Company will be divisible among the Members in the proportion which the amount of the share capital paid (not credited) on the Shares held by them respectively at the time at which entitlements thereto are determined bears to the total amounts paid or payable (excluding amounts credited) on all those Shares held by the Members at that time.

(b)	Subject to Article 28.1(a), any share capital paid up on a Share during the period in respect of which a dividend is determined to be paid will only entitle the holder of that Share to an apportioned amount of that dividend from the date of payment, unless the terms of issue otherwise provide.

(c)	A determination by the Directors as to the amount of profits available for dividend is conclusive.

28.2	Directors determine dividends

(a)	The Directors may determine that a dividend, whether interim or final, is payable to the Members out of profits and those Members will be entitled to participate in accordance with Article 28.1 and this Article 28.2.

(b)	Subject to the Listing Rules, the Directors may fix:

(i)	the amount of a dividend;

(ii)	the Record Date for determining entitlements to, and for the payment of, a dividend; and

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(iii)	the method of payment of a dividend.

(c)	The persons entitled to be paid a dividend will be:

(i)	in the case of holdings of Shares which are CHESS Approved, those persons so entitled in accordance with the SCH Business Rules; and

(ii)	in the case of holdings of Shares which are not CHESS Approved (if any), persons whose names are entered in the Register as the holders of the Shares at the Record Date fixed for determining entitlements to dividends in accordance with Article 28.2(b).

(d)	Without limiting the generality of their powers under Articles 28.2(a) and 28.2(b), the Directors may pay any preferential dividends on Shares issued on terms that preferential dividends are payable on those Shares, whether on fixed dates or otherwise.

(e)	If a breach occurs of the Listing Rules in relation to Shares which are Restricted Securities or a breach occurs of any Restriction Agreement in relation to those Shares, the Member holding the Shares in question will cease to be entitled to any dividends in respect of those Shares for as long as the breach subsists.

28.3	No interest on dividends

The Company is not required to pay any interest on any dividend.

28.4	Payment of dividends with assets, shares or debentures

(a)	The Directors may determine that a dividend is payable wholly or in part by the distribution of specific assets, including Paid Up shares or Debentures of the Company or of any other Corporation.

(b)	If the Company is required to distribute to its Members, by way of dividend, shares in another Corporation:

(i)	the Members will be deemed to have agreed to become members of that Corporation; and

(ii)	each Member appoints the Company or any of the Directors as its agent to execute any transfer of shares or other document required to effect the distribution of shares to the Members.

(c)	Where a dispute arises in regard to a distribution under this Article 28.4, the Directors may:

(i)	settle the matter as they consider expedient;

(ii)	fix the value for distribution of the specific assets or any part of those assets;

(iii)	determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

(iv)	may vest any specific assets in trustees as the Directors consider expedient.

(d)	If distribution of specific assets to a particular Member is illegal or, in the Directors' opinion, impracticable, the Directors may make a cash distribution to the Member equal to the cash value or the proposed distribution of specific assets.

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28.5	Power of one joint holder to give receipt for dividends

Any one of several persons who are registered as the joint holders of any Share may give effectual receipts for all dividends and payments on account of dividends in respect of the Share.

28.6	Method of payment of dividends

(a)	Payment of any dividend or other money in respect of a Share may be made in any manner and by any means as determined by the Directors including by:

(i)	directly crediting the account nominated in writing by the person entitled to that dividend under Article 28.2 or that other money ("Payee") from time to time;

(ii)	cheque made payable to the Payee or another person nominated in writing by the Payee ("Nominee") sent through the post to:

A.	in the case where the Payee is not a Member, an address as nominated in writing by the Payee;

B.	in the case where the Payee is a joint holder of the Share in respect of which the dividend or other money is payable, the address in the Register of the person whose name stands first on the Register in respect of the joint holding; or

C.	otherwise, to the address of the Payee in the Register.

(b)	The payment of any dividend or other money in respect of a Share is at the Payee's or Nominee's risk.

(c)	Money earned by the Company on the amount of a dividend pending clearance of such a cheque or other collection by a Payee or Nominee will be for the benefit of the Company.

28.7	Power to retain dividends on which there is a lien

The Directors may retain the whole or part of any dividend on which the Company has a lien, and may apply that sum in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

28.8	Retention of Transmittee dividends

Subject to the Corporations Law, the Directors may retain the dividends payable on a Share in respect of which a Transmittee is entitled under Article 9.2 to:

(a)	elect to be registered as a Member; or

(b)	transfer to another person,

until that Transmittee becomes a Member in respect of that Share or duly transfers that Share.

28.9	Effect on dividends of transfer of Shares

Subject to the SCH Business Rules, a transfer of Shares registered after the Record Date for a dividend but before the dividend is paid will not pass the right to that dividend.

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28.10	Bonus share plans and dividend reinvestment plans

(a)	The Directors may establish and maintain one or more bonus share plans whereby any Member or any number or class of Members eligible in accordance with the plans may elect (in the manner prescribed by the plans) to forego any dividends that may be payable on all or some of the ordinary Shares held by that Member, and to receive instead some other entitlement in accordance with the plans including the allotment to the Member of fully paid ordinary Shares in the capital of the Company.

(b)	The Directors may establish and maintain one or more dividend reinvestment plans whereby any Member or any number or class of Members eligible in accordance with the plans may elect (in the manner prescribed by the plans) that dividends payable by the Company will be applied on behalf of that Member in subscribing for fully paid ordinary Shares in the capital of the Company in accordance with the plans.

(c)	Subject to the Listing Rules, the Directors may implement, suspend, terminate or vary the terms and conditions of any such plans as and when the Directors consider appropriate.

28.11	Unclaimed dividends

In the discretion of the Directors, all dividends paid but unclaimed may:

(a)	in the case of dividends distributable other than as money, be realised into money; and

(b)	in any case, be invested for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed money.

29.	Capitalisation of profits

29.1	Profits may be capitalised

The Directors, or any general meeting on the recommendation of the Directors, may resolve that any money, investments or other assets forming part of the undivided profits of the Company:

(a)	standing to the credit of the reserve fund or in the hands of the Company; and

(b)	available for dividend,

be capitalised and distributed amongst Members.

29.2	Proportionate distribution of amounts capitalised

(a)	A distribution under Article 29.1 will be made to the Members who would be entitled to receive the same if distributed by way of dividend and in the same proportions, on the footing that they become entitled to it as capital.

(b)	All or any part of the capitalised fund may be applied on behalf of those Members:

(i)	in paying up in full any unissued Shares or debentures of the Company, which will be distributed accordingly;

(ii)	in or towards payment of the uncalled liability on any issued Shares or debentures of the Company; or

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(iii)	partly as mentioned in Article 29.2(b)(i) and partly as mentioned in Article 29.2(b)(ii),

and that distribution or payment will be accepted by Members in full satisfaction of their interest in the capitalised sum.

29.3	Determination of entitlements to distribution

A resolution under Article 29.1 may fix the time at which entitlements to the distribution are determined.

29.4	Settlement of disputes about distribution

(a)	For the purpose of giving effect to any resolution under Article 29.1, the Directors may settle any dispute which arises in regard to the distribution as the Directors think expedient, and in particular may:

(i)	in cases where Shares or debentures become issuable in fractions, make cash payments or declare that fractions be ignored; and

(ii)	authorise any person to make an agreement with the Company on behalf of all the Members entitled to any further Shares or debentures on the capitalisation, providing for the issue to them, credited as fully paid up, of any further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing Shares by the application of their respective proportions of the sum resolved to be capitalised.

(b)	Any agreement made under Article 29.4(a)(ii) will be effective and binding on all Members concerned.

30.	Accounts

30.1	Company to keep accounts

The Company will keep all accounting and other records of the business of the Company as it is required to keep by the Corporations Law and Listing Rules.

30.2	Financial report to be laid before annual general meeting

At the annual general meeting in every year, the Directors will lay before the meeting:

(a)	the financial report for the last financial year of the Company that ended before that meeting; and

(b)	any other accounts, reports and statements as are required by the Corporations Law.

30.3	Copy of accounts to be sent

Subject to the Corporations Law, a copy of the financial report and other reports referred to in Article 30.2 must be sent to Members and other persons entitled to receive them as required by the Corporations Law and the Listing Rules.

30.4	Accounts conclusive

(a)	The financial report of the Company when audited and approved or received by a general meeting at which it is presented will be conclusive except as regards any material error discovered in it within 3 months after its approval or receipt.

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(b)	Whenever any material error is discovered within that 3 month period, the financial report will be corrected immediately and then it will be conclusive.

31.	Auditors: appointment and removal

The auditors of the Company will:

(a)	be appointed and may be removed as provided in the Corporations Law; and

(b)	perform the duties and have the rights and powers as may be provided in the Corporations Law.

32.	Secrecy

32.1	Members not entitled to discovery

(a)	The Directors will determine whether and to what extent, at what time and place, and under what conditions, the accounting records and other documents of the Company will be open to the inspection of Members other than Directors.

(b)	Subject to the Corporations Law and the Listing Rules, a Member not being a Director does not have the right, but may in the absolute discretion of the Directors be authorised, to inspect or to require or receive any information, or to require discovery of any record or document of the Company or any information respecting any detail of the Company's trading or business, or any matter which is or may be in the nature of a trade secret, confidential information, mystery of trade or secret process which may relate to the conduct of the business of the Company.

32.2	Officers of Company not to disclose information

(a)	Every Director, Managing Director, manager, Secretary, auditor, trustee, member of a committee, agent, accountant or other Officer is bound to observe secrecy with respect to all transactions of the Company with its customers, the state of the account of any individual, and all related matters.

(b)	If required by the Directors, every such person will, before commencing that person's duties or employment or at any time afterwards, sign and make a declaration in a book to be kept for that purpose that they will not reveal or make known any of the matters, affairs or concerns which may come to their knowledge as Director, Managing Director, manager, Secretary, auditor, trustee, member of a committee, agent, accountant or other Officer and whether relating to transactions of the Company with its customers or the state of the account of any individual or to anything else, to any person or persons except:

(i)	in the course and in the performance of their duties; or

(ii)	under compulsion or obligation of law; or

(iii)	when officially required so to do by the Directors or by the auditors for the time being, or by any general meeting of Members.

33.	Notices

33.1	Method of service of notices

(a)	A notice may be served by the Company on a Recipient by any of the following methods:

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(i)	by serving it personally on the Recipient;

(ii)	by leaving it at the Address of the Recipient;

(iii)	by sending it by post addressed to the Recipient at the Address of the Recipient; or

(iv)	by sending it to a facsimile number or electronic address (if any) nominated by the Recipient for the purpose of serving notices on the Recipient.

(b)	The Company will acknowledge receipt of all notifications of change of address by holders of partly paid Shares.

33.2	Notices to overseas members without Australian address

If the address of a Member in the Register is not within Australia, all notices to that Member will be posted by air-mail, or sent by facsimile transmission or air courier.

33.3	Notices to joint holders

All notices with respect to any Shares to which persons are jointly entitled will be given to the person named first in the Register, and notice so given will be sufficient notice to all holders of those Shares.

33.4	Notice by advertisement

Any notice by a court of law or otherwise required or allowed to be given by the Company to the Members or any of them by advertisement will unless otherwise stipulated be sufficiently advertised if advertised once in a daily newspaper circulating in the states and territories of Australia.

33.5	Time of service by post

(a)	Any notice sent by post, air-mail or air courier will be deemed to have been served on the day following that on which the letter, envelope or wrapper containing the notice is posted or delivered to the air courier.

(b)	In proving service of any notice it will be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put into the post office or other public postal receptacle or delivered to the air courier.

(c)	A certificate in writing signed by any manager, Secretary or other Officer of the Company that the letter envelope or wrapper containing the notice was so addressed and posted is conclusive evidence thereof.

33.6	Time of service by facsimile transmission

Any notice sent by facsimile transmission will be deemed to have been served on receipt by the Company of a transmission report confirming successful transmission.

33.7	Service when Member dead or bankrupt

Subject to the Corporations Law:

(a)	any notice or document sent under this Constitution by post to or left at the address in the Register of any Member will:

(i)	notwithstanding that Member is then deceased or bankrupt; and

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(ii)	whether or not the Company has notice of that Member's death or bankruptcy,

be deemed to have been duly served in respect of any Shares whether held solely or jointly with other persons by that Member until another person is registered in place of the deceased or the bankrupt (as the case may be) Member as the holder or joint holder of those Shares; and

(b)	service under Article 33.7(a) will, for all purposes of this Constitution, be deemed a sufficient service of that notice on the deceased's heirs, Personal Representatives and all persons (if any) jointly interested with the deceased or the bankrupt (as the case may be) in those Shares.

33.8	Unregistered transferees bound by notices

Every person who by operation of law, transfer or any other means becomes entitled to any Share is bound by every notice in respect of the Share which, before that person's name and address was entered on the Register, was given to the person from whom that person derived title to that Share and to every previous holder of that Share.

33.9	Signatures on notices

The signature to any notice to be given by the Company may be written or printed or a facsimile of it may be affixed by mechanical or other means.

33.10	Calculation of notice period

Where a period of notice is required to be given, the day on which the notice is dispatched and the day of doing the act or other thing will not be included in the number of days or other period.

34.	Winding up

34.1	Distributions

Subject to any special rights for the time being attaching to any class of Shares, if on a winding up of the Company there remains a surplus:

(a)	the liquidator may, with the sanction of a special resolution, divide among the Members in kind the whole or any part of the property of the Company representing that surplus, and may for that purpose set whatever value the liquidator considers fair on any property to be so divided, and determine how the division is to be carried out as between the Members or different classes of Members; and

(b)	that surplus will be divided amongst the Members in proportion to the amount Paid Up on their Shares, whether or not the liquidator exercises the power under Article 34.1(a).

34.2	Vesting of property in trustees for contributories

Subject to Article 34.3, the liquidator may with the sanction of a special resolution vest the whole or any part of the property in trustees on such trusts for the benefit of the contributories or any of them as the liquidator thinks fit.

34.3	Encumbered property: Member not compelled to accept

No Member will be compelled by the provisions of this Article 34 to accept any property, including shares or other securities, in respect of which there is any liability.

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35.	Indemnities and insurance

35.1	Indemnity against liabilities

To the extent permitted by law, the Company:

(a)	indemnifies every person who is, or has been, a Director or Secretary; and

(b)	may, by deed, indemnify or agree to indemnify a person who is, or has been, an Officer of a Group Company,

against a liability incurred by that person, in his or her capacity as such a Director, Secretary or Officer, to another person (other than the Company or a related body corporate of the Company) provided that the liability does not arise out of conduct involving a lack of good faith.

35.2	Indemnity for costs and expenses

To the extent permitted by law, the Company:

(a)	indemnifies every person who is, or has been, a Director or Secretary; and

(b)	may, by deed, indemnify or agree to indemnify a person who is, or has been, an Officer of a Group Company,

against a liability for costs and expenses incurred by that person:

(c)	in defending any Proceedings in which judgment is given in that person's favour, or in which that person is acquitted; or

(d)	in connection with an application in relation to any Proceedings in which the Court grants relief to that person under the Corporations Law.

35.3	Insurance

To the extent permitted by law, the Company may pay, or agree to pay, a premium in respect of a contract insuring a person who is, or has been, an Officer of a Group Company against a liability:

(a)	incurred by that person:

(i)	in his or her capacity as an Officer of a Group Company;

(ii)	in the course of acting in connection with the affairs of a Group Company; or

(iii)	otherwise arising out of the person holding office as an Officer of a Group Company,

provided that the liability does not arise out of conduct involving:

(iv)	a wilful breach of duty in relation to a Group Company; or

(v)	a contravention of sections 232(5) or 232(6) of the Corporations Law; or

(b)	for costs and expenses incurred by that person in defending Proceedings, whatever their outcome.

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Schedule 1

Unmarketable Parcel of Shares

1.	In this Schedule:

"Notice" means a notice given by the Directors under paragraph 2.

"Relevant Member" means a Member who is given a Notice.

"Relevant Shares" means the Shares of a Relevant Member specified in a Notice.

"Reply" means, in respect of a Relevant Member, a written notice to the Company given by that person by the date specified in Notice given to that person that the provisions of this Schedule are not to apply to the Relevant Shares.

2.	Subject to the SCH Business Rules, if at any time the total number of Shares held by a Member (including Shares registered in the Member's name jointly with other Members) is less than a Marketable Parcel, the Directors may give a written notice to the Member at the Member's address in the Register stating that unless the Member gives written notice to the Company by a specified date (being not less than 42 days after the date of service of the Notice) requiring that the provisions of this Schedule are not to apply to the Relevant Shares, then the Relevant Shares are liable to be sold or disposed of pursuant to this Schedule.

3.	If a Relevant Member is a joint holder of a parcel of Shares, then that Notice will be deemed to:

(a)	relate only to those Shares of which that Member is a sole holder and not to other Shares held by that Member jointly; and

(b)	be altered so as to relate only to the Shares held solely by the Member.

4.	A Notice in respect of jointly held Shares will be given to each of the joint holders.

5.	If the Relevant Member gives a Reply, the Directors will not sell the Relevant Shares.

6.	If the Relevant Member does not give a Reply, the Directors may, subject to the following provisions of this Schedule, sell or otherwise dispose of the Relevant Shares (together with all accretions, entitlements, rights or benefits attaching to them, including any dividends determined by the Directors to be paid but unpaid as at that date).

7.	Where the Directors propose to sell or otherwise dispose of any Relevant Shares the Company will within 7 days after having given the Notice publish in a newspaper circulating generally throughout Australia a notice specifying:

(a)	the intention to sell or otherwise dispose of the Relevant Shares;

(b)	the name of the Relevant Member; and

(c)	the number of Relevant Shares.

8.	Subject to the SCH Business Rules, any Shares to be sold or otherwise disposed of under this Schedule may be sold or disposed of on such terms and in such manner and at such time as the Directors think fit, but unless otherwise determined by the Directors, any such Shares will be sold through a broker (within the meaning of the SCH Business Rules) which will use its best endeavours to obtain the highest possible price in respect of the sale of such Shares at that time.

9.	For the purpose of a sale or disposal of Shares under paragraph 8:

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(a)	the Relevant Member appoints the Company as its agent;

(b)	subject to the Listing Rules, the Relevant Member appoints the Company and each of the Directors and the Secretary from time to time jointly and each of them severally as its attorney and attorneys in the Member's name and on the Member's behalf to effect any transfer or disposal of the Relevant Shares; and

(c)	in the case of Shares held on the CHESS Subregister, the Company may initiate a holding adjustment to move the Shares to another subregister of the Register.

10.	The transferee of any Relevant Shares sold or otherwise disposed of under this Schedule is not required to see to the regularity of proceedings or to the application of any purchase money or other consideration.

11.	After the transferee's name has been entered in the Register as the holder of the Relevant Shares, the validity of the sale or other disposal to the transferee may not be impeached by any person and the remedy of any person aggrieved by the sale or disposal is in damages only and against the Company exclusively.

12.	The Company may issue to a transferee of Relevant Shares a certificate or other document as may be required to evidence the transferee's title to the Shares.

13.	The Company's receipt for any consideration received by it as a result of the sale or other disposal of any Shares pursuant to this Schedule will be a good discharge to the transferee of those Shares and any person claiming through that transferee.

14.	The proceeds of any sale or other disposal of Shares pursuant to this Schedule (the "Sale Proceeds") will be dealt with as follows:

(a)	the Company will pay the Sale Proceeds into a separate bank account opened and maintained by the Company for that purpose only;

(b)	the Company will hold Sale Proceeds in trust for the transferor of the Relevant Shares;

(c)	the Company will, immediately following the receipt of the Sale Proceeds, notify the Relevant Member in writing that the Sale Proceeds have been received by the Company and are being held by the Company pending instructions from the Member as to how they are to be dealt with;

(d)	the Company will deal with the Sale Proceeds as instructed by the Member on whose behalf they are held, provided that instruction is accompanied by:

(i)	the certificate or certificates (if any) for the Relevant Shares or, such other document evidencing title to the Relevant Shares as the Directors consider appropriate; or

(ii)	if that certificate has been lost or destroyed, a statement and undertaking pursuant to subsection 1089(2) of the Corporations Law;

(e)	the Company will not remit the Sale Proceeds until the certificate, other document or statement and undertaking referred to in paragraph 14(d) are received by the Company; and

(f)	where the Sale Proceeds have been held in trust for more than 2 years, the Company will, before the expiration of 10 years after the Sales Proceeds were received by the Company, pay the same to the Minister administering the legislation in force in the Jurisdiction relating to unclaimed money.

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15.	If the consideration received in respect of the sale of any Relevant Shares is listed securities in another Corporation, the Directors will be authorised and entitled to sell or dispose of such listed securities and the provisions of paragraphs 8 to 14 of this Schedule will apply to that sale or disposal so far as they are capable of application and with the necessary changes having been made.

16.	The Company will bear all costs incurred as a result of the sale of any Shares pursuant to this Schedule.

17.	Where a certificate in writing under the hand of any 2 of the Directors or any one Director and the Secretary states that:

(a)	any notice required to be served by or on the Company pursuant to this Schedule was or was not served, as the case may be;

(b)	any advertisement required to be published pursuant to this Schedule was published; and

(c)	any action of the Directors required to be taken under or pursuant to this Schedule was taken,

that certificate is sufficient and conclusive evidence of the facts stated in it as against all persons claiming to be entitled to any Shares affected by the certificate and to the right of the Company to sell or otherwise dispose of the same.

18.	The Company will cancel the Share certificates (if any) of all Members whose Shares have been sold or otherwise disposed of pursuant to this Schedule.

19.	The Directors may only exercise the powers given by this Schedule at one time (which will not affect the number of shareholders to which the Directors may address Notices pursuant to paragraph 2) in any 12 month period.

20.	This Schedule will cease to have effect following the announcement of a takeover offer or takeover announcement but, subject to paragraph 19, the procedure may be commenced again after the close of the offers made under the takeover offer or takeover announcement.

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Schedule 2

Plebiscite to Approve Proportional Takeover Scheme

1.	In this Schedule:

"Approving Resolution" means a resolution to approve a Takeover Scheme made in accordance with the provisions of this Schedule.

"Takeover Scheme" means a takeover scheme made in accordance with section 635(b) of the Corporations Law in respect of a Relevant Class of Shares in the Company.

"Relevant Class" means the class of Shares in the Company to which a Takeover Scheme relates.

2.	The registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under a Takeover Scheme is prohibited unless and until an Approving Resolution is passed or is deemed to have been passed in accordance with the provisions of this Schedule.

3.	An Approving Resolution will be voted on at a meeting of those Members of the Company (other than the offeror under the Takeover Scheme or any associate of the offeror) who held Shares in the Relevant Class at the end of the day on which the first offer under the Takeover Scheme was made.

4.	The meeting referred to in paragraph 3 will be:

(a)	convened and conducted by the Company;

(b)	conducted in accordance with the provisions of this Constitution relating to meetings of Members with such modifications as the circumstances require; and

(c)	convened such that the Approving Resolution is voted on before the day which is 14 days before the end of the offer period under the Takeover Scheme,

and only the persons entitled by paragraph 3 to attend the meeting are entitled to vote on the Approving Resolution.

5.	Subject to this Constitution, each person entitled to vote on the Approving Resolution is entitled to one vote for each Share in the Relevant Class held by them.

6.	The Approving Resolution will be taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than one-half, and otherwise will be taken to have been rejected.

7.	If at the end of the day 15 days before the end of the offer period under the Takeover Scheme no resolution to approve the Takeover Scheme has been voted on in accordance with this Schedule, then for the purposes of this Schedule, a resolution to approve the Takeover Scheme will be deemed to have been passed in accordance with this Schedule.

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Schedule 3

Preference Shares

1.	In this Schedule, unless the context otherwise requires:

"Dividend" means any distribution of any property (including without limitation, money, Paid Up shares, debentures, debenture stock or other securities of the Company or of any other Corporation) to a Holder in respect of a Preference Share as a dividend, whether interim or final.

"Dividend Date" means, in respect of a Preference Share, a date specified in the Issue Resolution on which a Dividend in respect of that Preference Share is payable.

"Dividend Rate" means, in respect of a Preference Share, the terms specified in the Issue Resolution for the calculation of the amount of Dividend to be paid in respect of that Preference Share on any Dividend Date, which calculation may be wholly or partly established by reference to an algebraic formula.

"Franked Dividend" has the meaning given in section 160APA of the Income Tax Assessment Act 1936 (Cth)

"Holder" means, in respect of a Preference Share, the registered holder of that Share.

"Issue Resolution" means the resolution specified in paragraph 3.

"Preference Share" means a Share issued under Article 2.3(a)(ii).

"Redeemable Preference Share" means a Preference Share which is specified in the Issue Resolution as being liable to be redeemed in a manner permitted by the Corporations Law.

"Redemption Amount" means, in respect of a Redeemable Preference Share, the amount specified in the Issue Resolution to be paid on redemption of the Redeemable Preference Share.

"Redemption Circumstances" means, in respect of a Redeemable Preference Share, whether the Preference Share is liable to be redeemed:

(a)	at the option of the Holder, or of the Company, or both;

(b)	upon the happening of a particular event; or

(c)	at a fixed time.

"Redemption Date" means, in respect of a Redeemable Preference Share, the date specified in the Issue Resolution for the redemption of that Preference Share or the date upon which an event specified in the Issue Resolution occurs which results in the redemption of that Preference Share.

"Specified Date" means, in respect of a Redeemable Preference Share, the date (if any) specified in the Issue Resolution before which that Redeemable Preference Share may not be redeemed by the Holder.

2.	Each Preference Share confers upon its Holder:

(a)	the rights referred to in Articles 2.3(b) and 2.3(c);

(b)	the right in winding up to payment in cash of the amount then paid up on it, and any arrears of Dividend in respect of that Preference Share in priority to any other class of Shares;

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(c)	the right in priority to any payment of a Dividend to any other class of Shares, to a cumulative preferential dividend payable on each Dividend Date in relation to that Preference Share calculated in accordance with the Dividend Rate in relation to that Preference Share; and

(d)	no right to participate beyond the extent elsewhere specified in this paragraph 2 in surplus assets or profits of the Company, whether in winding up or otherwise.

3.	The Directors may only allot a Preference Share where by resolution it specifies:

(a)	the Dividend Date;

(b)	the Dividend Rate;

(c)	whether the Preference Share is or is not a Redeemable Preference Share;

(d)	if the Preference Share is a Redeemable Preference Share, the Redemption Amount, the Redemption Date, the Redemption Circumstances and any Specified Date for that Redeemable Preference Share; and

(e)	any other terms and conditions to apply to that Preference Share.

4.	The Issue Resolution in establishing the Dividend Rate for a Preference Share may specify that the Dividend is to be:

(a)	fixed;

(b)	variable depending upon any variation of the respective values of any factors in an algebraic formula specified in the Issue Resolution; or

(c)	variable depending upon such other factors as the Board may specify in the Issue Resolution,

and may also specify that the Dividend is to be a Franked Dividend or not a Franked Dividend.

5.	Where the Issue Resolution specifies that the Dividend to be paid in respect of the Preference Share is to be a Franked Dividend the Issue Resolution may also specify:

(a)	the extent to which such Dividend is to be franked; and

(b)	the consequences of any Dividend paid not being so franked, which may include a provision for an increase in the amount of the Dividend to such an extent or by reference to such factors as may be specified in the Issue Resolution.

6.	Subject to the Corporations Law, the Company must redeem a Redeemable Preference Share on issue:

(a)	in the case where the Redeemable Preference Share is liable to be redeemed at the option of the Company, on the specified date where the Company, not less than 7 Business Days before that date, has given a notice to the Holder of that Redeemable Preference Share stating that the Redeemable Preference Share will be redeemed on the specified date;

(b)	in the case where the Redeemable Preference Share is liable to be redeemed at the option of the Holder, on the specified date where the Holder of that Redeemable Preference Share, not less than 9 Business Days before that date, has given a notice to the Company stating that the Redeemable Preference Share will be redeemed on the specified date; and

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(c)	in any event, on the Redemption Date,

but no Redeemable Preference Share may be redeemed by the Holder before the Specified Date unless the Redemption Date occurs before that date.

7.	The Certificate (if any) issued by the Company in relation to any Preference Share, must specify in relation to that Preference Share:

(a)	the date of issue of the Preference Share;

(b)	the Dividend Rate and Dividend Dates;

(c)	whether the Preference Share is a Redeemable Preference Share;

(d)	if the Preference Share is a Redeemable Preference Share, the:

(i)	Redemption Circumstances;

(ii)	Redemption Amount; and

(iii)	Redemption Date to the extent possible or if not, the event which if it occurs will result in redemption of that Redeemable Preference Share; and

(e)	any other matter the Directors determine.

8.	On redemption of a Redeemable Preference Share, the Company, after the Holder has surrendered to the Company the Certificate (if any) in respect of that Redeemable Preference Share, must pay to the Holder the Redemption Amount by:

(a)	directly crediting the account nominated in writing by the Holder from time to time; or

(b)	cheque made payable to the Holder or such other person nominated in writing by the Holder sent through the post to:

(i)	in the case where the Holder is a joint holder of the Redeemable Preference Share, the address in the Register of the person whose name stands first on the Register in respect of the joint holding; or

(ii)	otherwise, to the address of the Holder in the Register.

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We, the several persons to be specified in the application for the Company's registration as consenting to be a member of the Company, agree to the terms of this Constitution.

Signatures of Consenting Members

DATE: 12

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